UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Hanesbrands Inc.

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Notice of the 2021 Annual Meeting
of Stockholders and Proxy Statement

Tuesday, April 27, 2021

Virtual Meeting at 9:00 a.m. Eastern time
www.virtualshareholdermeeting.com/HBI2021

Forward-Looking Statements

This Proxy Statement contains “forward-looking” statements regarding Hanesbrands’ current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Hanesbrands’ Annual Report on Form 10-K for the fiscal year ended January 2, 2021. We assume no obligation to update any of these forward-looking statements.

Message From Our Chairman and Our Chief Executive Officer

Dear Fellow Stockholders:

As they have for more than 100 years, consumers turned to Hanesbrands in 2020 for their everyday apparel, trusting in the outstanding value – and comfort – provided by our great products. We can be proud that our iconic brands resonated with consumers around the world in 2020. As COVID-19 spread, we placed the highest priority on the health and safety of our associates, consumers, customers and communities and enhanced our health and safety procedures around the world. Our management team and Board of Directors acted swiftly to preserve cash, create balance sheet flexibility and build strong liquidity. We also leveraged our global supply chain to effectively serve key channels – including mass retail and e-commerce – amid shutdowns and retail closures. Most importantly, our 61,000 associates around the world met every challenge that came their way in 2020, and we are grateful for their hard work and dedication. Their efforts have put our company in excellent position for the future.

As we completed the year, Hanesbrands began making rapid progress in unlocking our full potential and delivering long-term growth and enhanced profitability. We are simplifying our company and working to move faster. We are delivering innovative products, and we are putting the consumer at the center of everything we do. We look forward to building our global Champion brand, growing our U.S. Innerwear business by appealing to younger consumers, building e-commerce excellence and streamlining our global portfolio in 2021 and beyond.

We continue to build on our legacy of strong corporate citizenship and social responsibility as one of Ethisphere’s World’s Most Ethical Companies in 2021. We are proud of our commitment to environmental stewardship, workplace quality and community building around the world. We approach sustainability from a broad perspective and focus our efforts in areas addressed by the United Nations’ Sustainable Development Goals. In 2020, we continued our commitment to make the world a more comfortable, livable and inclusive place by establishing new, wide-ranging 2030 global sustainability goals and launching a new sustainability website, www.HBISustains.com, that increases our transparency and reporting on key metrics, in accordance with the Taskforce on Climate-Related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board (SASB) guidelines. These efforts build upon our long-standing commitment to sustainability. Hanesbrands earned an industry-leading “A” in the 2020 CDP Climate Change Report, following strong “A-” scores in 2018 and 2019, and has been a U.S. Environmental Protection Agency Energy Star Sustained Excellence Award winner for eleven consecutive years. We are members of the Fair Labor Association, the Sustainable Apparel Coalition, The Sustainability Consortium and the Corporate Eco Forum, and we have been recognized for our socially responsible business practices by such organizations as social compliance rating group Free2Work, the United Way, Corporate Responsibility magazine and others.

We also take pride in our commitment to responsible corporate governance. Our Board is composed of a group of industry-leading experts with diverse ethnicities, genders, experiences and backgrounds who work with management to drive long-term, sustainable performance and create value for our stockholders. Over half of our nine directors are considered diverse, with three women and two African-Americans. We’re very proud that our Board reflects our values in that way.

Our directors engage in the Company’s strategic planning and provide independent guidance and oversight on the economic, operational and legal risks that we face. The Board has been active during the pandemic, holding a number of virtual meetings and receiving regular updates from management on the shifts in business and financial performance, as well as employee health and safety. Many Hanesbrands employees continue to work remotely with limited to no business disruption, demonstrating the effectiveness of the business continuity and cybersecurity plans regularly reviewed by the Board and the Audit Committee.

Our 2021 Annual Meeting of Stockholders will be held on Tuesday, April 27, 2021, at 9:00 a.m. Eastern Time. This year, in light of the public health impact of the COVID-19 pandemic, the Annual Meeting of Stockholders will be held entirely online. The virtual meeting will also allow for greater participation by all of our stockholders, regardless of their geographic location. Please see the Notice of Annual Meeting on page 12 for more information about how to virtually attend and participate in the Annual Meeting of Stockholders. Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote at your earliest convenience.

We appreciate your confidence and continued support of Hanesbrands.

Sincerely yours,

RONALD L. NELSON	STEPHEN B. BRATSPIES
Chairman of the Board of Directors	Chief Executive Officer

HANESBRANDS INC.	1

2

Proxy Summary

Item 1. Election of Directors The Board of Directors recommends a vote FOR the nine director nominees named below >> See page 15 for further information about our director nominees

Director Nominees

						Hanesbrands Committees

Name	Occupation	Age	Director Since	Independent	Other Current Directorships	A	C	G&N
Cheryl K. Beebe	Former Executive Vice President and Chief Financial Officer of Ingredion Incorporated	65	2020	YES	• Packaging Corporation of America • The Mosaic Company	M
Stephen B. Bratspies	Chief Executive Officer of Hanesbrands Inc.	53	2020	NO
Geralyn R. Breig	Former Chief Executive Officer of AnytownUSA.com	58	2018	YES	• 1-800-FLOWERS.com, Inc. • Welch Foods Inc.	M
Bobby J. Griffin	Former President, International Operations of Ryder System, Inc.	72	2006	YES	• United Rentals, Inc. • WESCO International, Inc. • Atlas Air Worldwide Holdings, Inc.	M
James C. Johnson	Former General Counsel of Loop Capital Markets LLC	68	2006	YES	• Ameren Corporation • Energizer Holdings, Inc. • Edgewell Personal Care Company		M	C
Franck J. Moison	Former Vice Chairman of the Colgate-Palmolive Company	67	2015	YES	• United Parcel Service, Inc. • SomaLogic, Inc.	M
Robert F. Moran	Chief Executive Officer of UNATION, Inc.	70	2013	YES		C
Ronald L. Nelson*	Former Chairman and Chief Executive Officer of Avis Budget Group, Inc.	68	2008	YES	• Viacom Inc. • Wyndham Hotels & Resorts, Inc.		M	M
Ann E. Ziegler	Former Chief Financial Officer of CDW Corporation	62	2008	YES	• Reynolds Consumer Products Inc. • Wolters Kluwer N.V. • US Foods Holding Corp.		C	M
A: Audit					*: Chairman of the Board
C: Compensation					C: Chair
G&N: Governance & Nominating					M: Member

				HANESBRANDS INC.					3

Proxy Summary

Director Nominee Age	Director Nominee Tenure

Director Nominee Skills and Qualifications

Corporate Governance Highlights

Independence

•  The majority of director nominees are independent (8 of 9)

•  Independent Chairman of the Board

Accountability

•  Annual election of directors

•  Majority voting for directors

•  Executive and director stock ownership guidelines

•  Hedging and pledging of company stock is prohibited

Effectiveness

•  Annual, robust Board and committee self-evaluation process, including individual director evaluations

Diversity

•  Over half of director nominees are considered diverse (5 of 9), including three women and two African Americans

Strategic Guidance

•  Board oversight of risk management

•  Regular Board review of cybersecurity risks (at least twice annually), including the Company’s adherence to the NIST cybersecurity framework, plans to mitigate cybersecurity risks and respond to data breaches

•  Board monitoring of the Company’s climate-related risks, sustainability initiatives and progress towards long-term sustainability goals

•  Succession planning for CEO and key members of senior management

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Proxy Summary

Item 2.

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm

  The Board of Directors recommends a vote FOR this item

We are asking you to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for our 2021 fiscal year.

>> See page 30 for further information about our independent auditors

Item 3.

To approve, on an advisory basis, named executive officer compensation as disclosed in this Proxy Statement

  The Board of Directors recommends a vote FOR this item

Hanesbrands’ stockholders have the opportunity to cast a non-binding, advisory “say on pay” vote on our named executive officer compensation, as disclosed in this Proxy Statement. We ask for your approval of the compensation of our named executive officers. Before considering this proposal, please read our Compensation Discussion and Analysis and the executive compensation tables and related narrative disclosure in this Proxy Statement, which explain our executive compensation programs and the Compensation Committee’s compensation decisions.

>> See page 33 for further information about our executive compensation program

HANESBRANDS INC.	5

Proxy Summary

COMPENSATION HIGHLIGHTS

Business Strategies and Priorities

Hanesbrands is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia/Pacific under some of the world’s strongest apparel brands, including Hanes, Champion, Bonds, DIM, Bali, Maidenform, Playtex, Bras N Things, Nur Die/Nur Der, JMS/Just My Size, Wonderbra, Loveable, Alternative, Berlei, L’eggs and Gear for Sports. We have a long history of innovation, product excellence and brand recognition, and we take great pride in our reputation for ethical business practices and sustainability. Unlike most companies in the apparel industry, we primarily manufacture our garments in company-owned plants across the globe and operate a balanced supply chain across hemispheres, including fabric production and sewing. Owning the majority of our supply chain not only impacts cost, scale and flexibility, but also the ability to adhere to best-in-class management and environmental practices.

We operate in the global innerwear and global activewear apparel categories. These are stable, heavily-branded categories where we have a strong consumer franchise based on a global portfolio of industry-leading brands that we have built over multiple decades, through hundreds of millions of direct interactions with consumers. With the arrival of our new Chief Executive Officer, we have undertaken a comprehensive, strategic, global business review focused on building a consumer-centric company, accelerating growth across business segments, enhancing our capabilities and strengthening the foundation of our company. We remain highly confident that our strong brand portfolio, world-class supply chain capabilities and diverse category and geographic footprint will help us unlock our full potential, deliver long-term growth and create stockholder value.

We are also continuing our commitment to make the world a more comfortable, livable and inclusive place by establishing new, wide-ranging 2030 global sustainability goals and launching a new sustainability website, www.HBISustains.com, that is designed to increase our transparency and reporting on key metrics. We approach sustainability from a broad, holistic perspective and focus our efforts in areas addressed by the United Nations’ Sustainable Development Goals, such as: good health and well-being; quality education; gender equality; climate action; clean water and sanitation; affordable and clean energy; economic growth; reduced inequalities; and responsible consumption and production. Key highlights of our 2030 global sustainability goals include:

•	People: By 2030, improve the lives of at least 10 million people through health and wellness programs, diversity and inclusion initiatives, improved workplace quality, and philanthropic efforts that improve local communities.
•	Planet: By 2030, reduce greenhouse gas emissions by at least 25% to align with science-based targets, reduce water use by at least 25%, use 100% renewable electricity in company-owned operations, and bring landfill waste to zero.
•	Product: By 2030, eliminate all single-use plastics and reduce packaging weight by at least 25% while also moving to 100% recycled polyester and sustainably sourced cotton.

2020 Performance and the COVID-19 Response

We began fiscal year 2020 with a focus on creating meaningful stockholder value using our strong balance sheet and Champion, International and consumer-directed growth. We started the year with strong growth performance; however, the COVID-19 global pandemic had material impacts on our business, resulting in decreased net sales, earnings per share and cash flow from operations. See “COVID-Related Compensation Adjustments” on page 9 for further discussion of the impact of COVID-19 on our business.

In the face of the pandemic, management and our Board of Directors acted swiftly to preserve cash, create balance sheet flexibility, and build strong liquidity. We took actions to adapt, including suspending our stock repurchase program, limiting discretionary spending and capital expenditures, temporarily reducing salaries and furloughing select employee groups and securing an additional $700 million in debt financing. In addition, we leveraged our large-scale global supply chain to effectively manage inventory and continue to serve key channels – including mass retail and online – while at the same time seizing the opportunity to expand our manufacturing capability to include a product line of personal protective garments (“PPE”) to meet emerging government, commercial and consumer demand.

We also committed to taking the appropriate actions to protect the health and safety of our employees, customers and communities. We enhanced our health and safety operating procedures at our offices, manufacturing facilities, distribution centers and stores by, among other things:

•	providing additional sanitation and enhanced ventilation;
•	implementing mandatory mask usage and social distancing measures;
•	installing protective barriers, such as sneeze guards;
•	limiting building occupancy and staggering work schedules;
•	zoning employees to segregate work teams;

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Proxy Summary

•	instituting temperature checks and daily digital health self-assessments; and
•	rigorous contact tracing, testing and quarantining of employees when needed.

In addition, we provided enhanced employee benefits to our global workforce to ensure on access to care, including onsite wellness clinics, payment of health insurance premiums for furloughed employees, free COVID-19 testing and mental health resources.

Looking forward, we believe we remain well-positioned to continue navigating the current environment. The changing landscape has not changed our priorities. It has been a catalyst to accelerate our strategic agenda to build a more consumer-centric company, accelerate growth across business segments, enhance our capabilities and strengthen the foundation of our company.

Executive Compensation Philosophy and Framework

At Hanesbrands, we emphasize a “pay-for-performance” culture, linking a substantial percentage of an executive’s compensation to our performance and stockholders’ value growth. Specifically:

•	We provide annual incentives designed to reward our executive officers for the attainment of short-term goals, and long-term incentives designed to reward increasing stockholder value over the short, medium and long term.
•	Performance-based and at-risk compensation represents 88% of our Chief Executive Officer’s total target direct compensation, reflecting the position’s highest level of accountability and responsibility for results.
•	Performance-based and at-risk compensation represents 72% of the average total target direct compensation for our other named executive officers.
•	In keeping with our pay-for-performance culture, we expect our executive officers to deliver overall results that exceed performance targets to receive above median market compensation. Below target performance is expected to result in below median market compensation.
•	Our compensation program is designed to reward exceptional and sustained performance. By combining a three-year vesting period for most equity awards with policies prohibiting hedging or pledging of such shares, a substantial portion of the value of our executives’ compensation package is tied to changes in our stock price, and therefore is at-risk, for a significant period of time. The Compensation Committee believes this design provides an effective way to link executive compensation to long-term stockholder returns.
•	Outstanding equity awards granted after January 1, 2019 are subject to “double-trigger” accelerated vesting in connection with a change in control, under which the vesting of awards will accelerate only if there is a qualifying termination of employment within two years after the change in control or if the surviving entity does not provide qualifying replacement awards.
•	Our Clawback Policy permits us to recoup cash- and equity-based incentive compensation payments in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Additionally, the terms of both our cash- and equity-based incentive compensation plans permit the recovery of incentive awards if a participant violates our Global Code of Conduct or engages in other activities harmful to the interests of the Company.

Elements of 2020 Compensation

Our named executive officers’ total direct compensation for 2020 consisted principally of the following elements:

Base Salary	• Fixed compensation component • Reflects the individual responsibilities, performance and experience of each named executive officer	• Provides a foundation of cash compensation for the fulfillment of fundamental job responsibilities
Annual Incentive Plan (“AIP”) Awards	• Performance-based cash compensation • Payout determined based on Company performance against pre-established targets	• Motivates performance by linking compensation to the achievement of key annual objectives
Long-Term Incentive Program (“LTIP”) Awards

•

Performance-based and at-risk, time-vested compensation

•

Performance Share Awards (“PSAs”) (50% of LTIP opportunity)

•

Vesting on the third anniversary of the grant date

•

Number of shares received ranges from 0% to 200% of the number of units granted based on 2020 Company performance against pre-established targets

•

Restricted Stock Unit Awards (“RSUs”) (50% of LTIP opportunity)

•

Ratable vesting over a three-year service period

• Encourages behavior that enhances the long-term growth, profitability and financial success of the Company, aligns executives’ interests with our stockholders and supports retention objectives

HANESBRANDS INC.	7

Proxy Summary

In addition, we provide health, welfare and retirement plans that promote employee wellness and support employees in attaining financial security. We also provide severance benefits under limited circumstances. These severance benefits, which provide our named executive officers with income protection in the event employment is terminated without cause or terminated in certain situations following a change in control, support our executive retention goals and encourage our named executive officers’ independence and objectivity in considering potential change in control transactions. See “Post-Employment Compensation” on page 49 for additional details.

2020 Compensation Mix

The mix of compensation elements that we offer is intended to further our goals of:

•	achieving key annual results and strategic long-term business objectives;
•	using an appropriate mix of cash and equity;
•	emphasizing a “pay-for-performance” culture;
•	effectively managing the cost of pay programs; and
•	providing a balanced total compensation program to help ensure senior management is not encouraged to take unnecessary and excessive risks that may harm the Company.

Our emphasis on performance-based and at-risk pay is reflected in the following chart, which illustrates the 2020 total target direct compensation mix for our Chief Executive Officer and the average target direct compensation mix for our other named executive officers (“NEOs”).

2020 Total Target Direct Compensation

Performance-Based and At-Risk Compensation: 88.4%	Performance-Based and At-Risk Compensation: 72.0%

The percentage of our Chief Executive Officer’s performance-based and at-risk compensation is the highest of our named executive officers, reflecting the position’s highest level of responsibility and accountability for results. Performance-based and at-risk compensation comprises 72% of the average total target direct compensation of our other named executive officers. Because the value of such compensation depends on Hanesbrands’ achievement of key annual results and strategic long-term business objectives and/or is tied to changes in our stock price, our named executive officers’ actual compensation could be materially higher or lower than targeted levels.

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Proxy Summary

CEO Potential Compensation Scenarios (Percentage of Total Compensation)

Initial 2020 Performance Metrics

In January 2020, the Compensation Committee decided to continue to use net sales, diluted earnings per share, excluding certain unusual or nonrecurring items (“EPS-XA”), and cash flow from operations as performance metrics for our named executive officers’ performance-based pay opportunities because these metrics are key drivers of the Company’s long-term business strategy. The metrics for 2020 performance compensation were as follows:

COVID-Related Compensation Adjustments

The COVID-19 global pandemic has significantly impacted economic activity and markets throughout the world. In response, governmental authorities have implemented numerous measures in an attempt to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place orders and business shutdowns. These actions, as well as decisions we have made to protect the health and safety of our employees, consumers and communities, have adversely impacted our financial results in 2020. We faced store closure requirements and other operational restrictions with respect to some or all of our physical locations for prolonged periods of time due to, among other factors, evolving and increasingly stringent governmental restrictions including public health directives, quarantine policies or social distancing measures. In addition, many of our customers, including significant customers in our wholesale distribution channels, were forced to close many of their stores, which adversely impacted our revenues from these customers. The COVID-19 global pandemic also resulted in the temporary shutdown of many of our supply chain facilities, and we experienced significant costs associated with reopening those facilities. While these impacts were partially offset by the introduction of our PPE product offerings and cost reductions, the COVID-19 global pandemic ultimately caused significant declines in our net sales, earnings per share and cash flow from operations in 2020 that the Committee did not foresee when setting the initial 2020 performance targets in January 2020.

HANESBRANDS INC.	9

Proxy Summary

Base Salary

Over the course of 2020, we took numerous actions to mitigate the effects of the COVID-19 pandemic on our business, including significant cost reductions. Many cost-related actions pertained to compensation and payroll, including salary reductions, furloughs and reduced work hours (and proportionate pay). These actions resulted in base salary reductions of 30% for our executive officers during a six-week period in the second quarter of 2020.

Annual Incentive Plan (AIP)

In July 2020, after considering the impact of the COVID-19 pandemic on the Company’s operations, the Committee determined to revise the 2020 performance targets for our Annual Incentive Plan (the “AIP”), including those applicable to our named executive officers. The Committee considered a number of factors in making this determination, including: the retail and operational challenges facing the business as a result of governmental restrictions and public health directives; the prompt action taken during the onset of the pandemic to preserve the Company’s strong liquidity position, ensure the continued payment of regular quarterly dividends to our stockholders and protect the employee workforce; the relative stability of the Company’s stock price despite volatile market conditions; the broad-based nature of the program, which covers nearly 1,000 employees globally; and the likelihood that participants in the program would not receive any payment with respect to their 2020 AIP awards under the existing performance targets. The Committee felt that adjusting the AIP performance targets mid-year in light of the unforeseen challenges posed by the COVID-19 pandemic, rather than granting one-time discretionary awards, was most appropriate for a short-term incentive plan to motivate management to maximize shareholder value in a challenging and uncertain environment.

No changes were made to the performance metrics for the 2020 AIP, which continued to be net sales, EPS-XA and cash flow from operations. However, the Committee decided to split the annual performance period into two six-month periods, first and second quarter 2020 performance (“First Half”) and third and fourth quarter 2020 performance (“Second Half”), with First Half targets based on the Company’s original (pre-COVID-19) 2020 operating plan and Second Half targets established in July 2020 on the basis of the Company’s then-current base case business projections as a result of operational and economic uncertainties and challenges expected in the Second Half. Second Half maximum performance targets were set based on the Company’s original (pre-COVID-19) 2020 operating plan, and Second Half threshold performance targets were set based on the Company’s then-current downside business projections for the Second Half. Target performance for the Second Half was set at the midpoint of the Second Half threshold and maximum performance targets.

Under the AIP generally, a payout between 0% and 200% of the target amount would be determined by the Committee based on achievement of specified performance metrics. However, in connection with the revision of performance targets for the 2020 AIP awards, the Committee reduced the maximum overall payout percentage (based on the weighted achievement of each metric) from 200% to 125% of any named executive officer’s 2020 AIP award.

Long-Term Incentive Program (LTIP)

The Committee determined not to make any changes to our 2020 Long-Term Incentive Program (“LTIP”) awards in response to the COVID-19 pandemic. In reaching this conclusion, the Committee considered the long-term nature of this program, the significant portion of the 2020 LTIP awards that were not subject to performance metrics and the adjustments related to the COVID-19 pandemic that were made to the 2020 AIP performance targets in July 2020.

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Proxy Summary

2020 Executive Compensation

Summary of Compensation

The following table sets forth a summary of compensation earned by or paid to our named executive officers for our 2020, 2019 and 2018 fiscal years, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards* ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Stephen B. Bratspies	2020	$458,333	$—	$2,812,505	$655,689	$803,150	$—	$99,388	$4,829,065
Chief Executive Officer
Gerald W. Evans, Jr. Former Chief Executive Officer	2020	666,378	—	6,249,987	—	873,481	306,123	1,373,487	9,469,457
	2019	1,100,000	—	—	—	2,308,680	361,586	186,059	3,956,325
	2018	1,100,000	—	6,249,987	—	1,303,170	—	179,551	8,832,708
M. Scott Lewis Chief Accounting Officer and Interim Chief Financial Officer	2020	361,790	700,000	175,001	—	439,009	—	40,564	1,716,363

W. Howard Upchurch Group President, Innerwear Americas	2020	598,159	—	1,364,999	—	421,994	67,697	73,942	2,526,791
	2019	570,000	—	—	—	598,158	88,177	54,837	1,311,172
	2018	570,000	—	1,302,000	—	337,640	—	50,317	2,259,956
Michael E. Faircloth Group President, Global Operations	2020	588,511	—	1,282,009	—	415,187	31,843	75,202	2,392,753
	2019	560,000	—	—	—	587,664	41,052	56,227	1,244,943
	2018	560,000	—	1,205,012	—	331,716	—	51,270	2,147,998
Joia M. Johnson	2020	578,864	—	1,240,002	—	462,832	—	79,409	2,361,107
Chief Administrative Officer, General Counsel and Corporate Secretary	2019	550,000	—	—	—	654,126	—	59,327	1,263,453
	2018	550,000	—	1,182,008	—	369,232	—	55,116	2,156,356

*	The Compensation Committee approved, at its December 2018 meeting, LTIP awards that were intended to serve as equity incentive compensation for the following fiscal year. On December 11, 2018, the Compensation Committee approved the 2019 LTIP awards, and the PSAs and RSUs that comprise the 2019 LTIP awards were granted to the named executive officers on that date. Pursuant to SEC rules we are required to include in our Summary Compensation Table the grant date fair value of equity awards in the fiscal year in which the award is granted. Therefore, in the table above, the grant date fair value for the 2019 LTIP awards is included in the stock awards column for fiscal year 2018. In December 2019, the Compensation Committee decided to begin approving LTIP awards in January of each year so that the Committee can have the benefit of greater visibility to the financial results for the prior year and the operating plan for the upcoming year when making such decisions. On January 28, 2020, the Compensation Committee approved the 2020 LTIP awards. The PSAs and RSUs that comprise the 2020 LTIP awards were granted to our named executive officers on that date. Therefore, no LTIP awards were granted to our named executive officers during our 2019 fiscal year and no stock awards are shown for 2019 in the table above.

>>	Please see page 55 for further explanation and detail.

HANESBRANDS INC.	11

Notice of the 2021 Annual Meeting of Stockholders

WHEN:

Tuesday, April 27, 2021

9:00 a.m., Eastern time

WHERE:

The Annual Meeting will be held exclusively online at www.virtualshareholdermeeting.com/HBI2021.

PURPOSE:

1.	to elect nine directors to serve on the Hanesbrands Board of Directors until Hanesbrands’ next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2021 fiscal year;

3.	to approve, on an advisory basis, named executive officer compensation as disclosed in the Proxy Statement for our 2021 Annual Meeting; and

4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE:

Stockholders of record at the close of business on February 16, 2021 are entitled to notice of, and to vote at, the Annual Meeting.

The Board of Directors is not aware of any matter that will be presented at the Annual Meeting that is not described above. If any other matter is properly presented at the Annual Meeting, the persons named as proxies on the proxy card will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on any such matter.

By Order of the Board of Directors

JOIA M. JOHNSON

Chief Administrative Officer,

General Counsel and Corporate Secretary

March 15, 2021

Winston-Salem, North Carolina

HOW TO VOTE:

Whether or not you plan to attend the meeting, we urge you to authorize a proxy to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you requested and received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

BY TELEPHONE In the U.S. or Canada, you can authorize a proxy to vote your shares toll-free by calling 1-800-690-6903.

BY INTERNET You can authorize a proxy to vote your shares online at www.proxyvote.com.

BY MAIL You can authorize a proxy to vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

ATTENDING THE MEETING

You can attend the 2021 Annual Meeting online, vote your shares, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HBI2021.

Please note that stockholders will need their unique 16-digit control number which appears on their Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to attend, vote shares or ask questions prior to or at the Annual Meeting. If you are a beneficial owner and you do not have a control number, you must contact your broker or other financial institution to obtain a control number or voting instructions.

Prior to the Annual Meeting, you may vote your shares and submit pre-meeting questions online by visiting proxyvote.com and following the instructions on your proxy card.

If you encounter any technical difficulties during check-in or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/HBI2021.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 27, 2021.

The Annual Report and Proxy Statement are available at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials, or this Notice of the 2021 Annual Meeting of Stockholders, this Proxy Statement and our 2020 Annual Report on Form 10-K are first being mailed to stockholders on or about March 15, 2021.

12

Corporate Governance at Hanesbrands

Proposal 1—Election of Directors

Our Board of Directors currently has nine members. Each of our directors is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. Each nominee has agreed to serve on the Board if elected. Following is information regarding each of the nominees for election, which has been confirmed by the applicable nominee for inclusion in this Proxy Statement.

The nine nominees for election at the Annual Meeting possess experience and qualifications that our Governance and Nominating Committee believes will allow them to make substantial contributions to the Board. In selecting nominees to the Board, we seek to ensure that our Board collectively has a balance of experience and expertise, including chief executive officer experience, chief financial officer experience, international expertise, deep experience in the consumer products industry, corporate governance expertise and expertise in other functional areas that are relevant to our business. For more information about the process by which the Governance and Nominating Committee identifies candidates for election to the Board, please see “Process for Nominating Potential Director Candidates” on page 20.

Our Board of Directors unanimously recommends a vote FOR election of these nine nominees.

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Director Nominee Skills and Qualifications

Director Nominee Age

Director Nominee Tenure

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Nominees for Election as Directors for a One-Year Term Expiring in 2022

Cheryl K. Beebe

Former Executive Vice President and Chief Financial Officer of Ingredion Incorporated

Age: 65

Director Since: 2020

Committee Membership: Audit

Independent Director

Other Current Directorships:

•      Packaging Corporation of America

•      The Mosaic Company

Former Directorships Within the Past Five Years:

•      Convergys Corporation

Ms. Beebe served as Executive Vice President and Chief Financial Officer of Ingredion Incorporated (formerly named Corn Products International, Inc.), a manufacturer and seller of a number of ingredients to food and international customers, from 2004 to 2014. Ms. Beebe previously served Ingredion as Vice President, Finance from July 2002 to February 2004, as Vice President from February 1999 to 2004 and as Treasurer from 1997 to February 2004. She currently serves as a member and chair of the Board of Trustees for Goldman Sachs Asset Management GSTII funds and a member of the board of trustees of Fairleigh Dickinson University, New Jersey’s largest private university.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Financial Officer Experience	Possesses financial acumen and an understanding of financial matters and the preparation and analysis of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Corporate Governance Experience	Gained experience in corporate governance through service as a director of another public company
Stephen B. Bratspies

Chief Executive Officer of Hanesbrands Inc. Age: 53 Director Since: 2020 Committee Membership: None

Mr. Bratspies has served as our Chief Executive Officer since August 2020. Immediately prior to joining the company, Mr. Bratspies served as Chief Merchandising Officer since 2015 for Walmart Inc., a publicly traded multinational retail company that operates a chain of supercenters, discount stores, grocery stores and warehouse clubs. He served in various capacities at Walmart since 2005, including as Executive Vice President, Food, from 2014 to 2015 and as Executive Vice President, General Merchandise, from 2013 to 2014.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Executive Officer Experience	Has experience in, and possesses an understanding of, business issues applicable to the success of a large publicly-traded company

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the retail and consumer products industry

Extensive Knowledge of the Company’s Business	Has extensive knowledge of Hanesbrands’ business

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Geralyn R. Breig

Former Chief Executive Officer of AnytownUSA.com Age: 58 Director Since: 2018 Committee Membership: Audit Independent Director Other Current Directorships: • 1-800-FLOWERS.COM, Inc. • Welch Foods Inc.

Ms. Breig founded and served as Chief Executive Officer of AnytownUSA.com, an e-commerce marketplace, from 2018-2020. From 2014 to 2016, she served as President of Clarks, Americas Region, a division of the global, privately held footwear company C &J Clark Ltd. From 2008 to 2011, she served as President of Avon North America, a division of Avon Products Inc. She also served as Senior Vice President & Brand President of Avon’s Global Marketing Business Unit from 2005 to 2008. Ms. Breig held several executive positions at the Campbell Soup Company from 1995 to 2005, including as President, Godiva Chocolatier International. She began her career in brand management for the Beauty Care Division at The Procter & Gamble Company and also held several managerial positions at Kraft Foods, Inc.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of another public company
Bobby J. Griffin

Former President, International Operations of Ryder System, Inc.

Age: 72

Director Since: 2006

Committee Membership: Audit

Independent Director

Other Current Directorships:

•     United Rentals, Inc.

•     WESCO International, Inc.

•     Atlas Air Worldwide Holdings, Inc.

Mr. Griffin served as President, International Operations of Ryder System, Inc., a global leader in transportation and supply chain management solutions, from 2005 to 2007. Beginning in 1986, Mr. Griffin served in various other management positions with Ryder System, including as Executive Vice President, International Operations from 2003 to 2005 and Executive Vice President, Global Supply Chain Operations from 2001 to 2003.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

International Business Experience	Served in senior leadership positions with a company engaged in international business

Practical Expertise	Gained substantial experience in mergers and acquisitions, procurement and distribution, strategic planning, and transportation and security through service in senior leadership positions with a large international company

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

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James C. Johnson

Former General Counsel of Loop Capital Markets LLC

Age: 68

Director Since: 2006

Committee Membership: Compensation, Governance and Nominating (Chair)

Independent Director

Other Current Directorships:

•     Ameren Corporation

•     Energizer Holdings, Inc.

•     Edgewell Personal Care Company

Mr. Johnson served as General Counsel of Loop Capital Markets LLC, a provider of a broad range of integrated capital solutions for corporate, governmental and institutional entities, from 2010 until 2013. Mr. Johnson previously served as Vice President and Assistant General Counsel of the Boeing Commercial Airplanes division of The Boeing Company, one of the world’s major aerospace firms, from 2007 until 2009. From 1998 until 2007, Mr. Johnson served as Vice President, Corporate Secretary and Assistant General Counsel of The Boeing Company. He currently serves as a trustee of the University of Pennsylvania and a Member of the Board of Overseers of the College of Arts and Sciences.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience

Served in senior leadership positions with large organizations and has experience with corporate risk management issues; reporting to the General Counsel, had responsibility for the staff and legal affairs for Boeing Commercial Airplanes, a business with annual revenue in excess of $20 billion

Completed NACD Cyber-Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight, demonstrating commitment to Board-level cybersecurity risk oversight

Financial Literacy	Served as Vice President, Corporate Secretary and Assistant General Counsel of The Boeing Company, where he gained practical expertise in significant business and financial issues

Corporate Governance Experience	Gained substantial experience in the oversight and administration of governance policies and programs through service as a director of other public companies, as well as through his position as Corporate Secretary of The Boeing Company; gained additional experience in executive compensation as a member of the compensation committee and as the chair of the compensation committee for two other public companies
Franck J. Moison

Former Vice Chairman of the Colgate-Palmolive Company

Age: 67

Director Since: 2015

Committee Membership: Audit

Independent Director

Other Current Directorships:

•     United Parcel Service, Inc.

•     SomaLogic, Inc.

•     SES-imagotag S.A

Mr. Moison served as Vice Chairman of the Colgate-Palmolive Company, a leading consumer products company, from 2016 to 2018. He also served as Chief Operating Officer of Emerging Markets & Business Development for Colgate-Palmolive from 2010 to 2016. Beginning in 1978, Mr. Moison served in various management positions with Colgate-Palmolive, including as President, Global Marketing, Supply Chain & R&D from 2007 to 2010, and President, Western Europe, Central Europe and South Pacific from 2005 to 2007. He serves as a member of the board of directors of the French American Foundation, as Chairman of the International Advisory Board of the EDHEC Business School (Paris, London, Singapore) and as a member of the International Board of the McDonough School of Business at Georgetown University.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

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Robert F. Moran

Chief Executive Officer of UNATION, Inc.

Age: 70

Director Since: 2013

Committee Membership: Audit (Chair)

Independent Director

Audit Committee Financial Expert

Former Directorships Within the Past Five Years:

•     UNATION, Inc.

Former Directorships Within the Past Five Years:

•     GNC Holdings, Inc.

Mr. Moran has served as Chief Executive Officer of UNATION, Inc., an events and branding social media network, since 2021. From 2012 to 2013, he served as Chairman of the Board of PetSmart, Inc., a leading specialty provider of pet care products and services, and as Chief Executive Officer of PetSmart from 2009 to 2013. He joined PetSmart as President of North American Stores in 1999, and in 2001 he was appointed President and Chief Operating Officer. Mr. Moran also served as Chairman of GNC Holdings, Inc. (“GNC”), a leading global specialty retailer of health and wellness products, from 2017 to 2018 and as Interim Chief Executive Officer of GNC from 2016 to 2017. From 1998 to 1999, Mr. Moran was President of Toys “R” Us (Canada) Ltd., a subsidiary of former specialty toy retailer Toys “R” Us, Inc.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Executive Officer Experience	Has experience in, and possesses an understanding of, business issues applicable to the success of a large publicly-traded company

Chief Financial Officer Experience	Possesses financial acumen and an understanding of financial matters and the preparation and analysis of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies
Ronald L. Nelson

Former Chairman and Chief Executive Officer of Avis Budget Group, Inc.

Age: 68

Director Since: 2008

Committee Membership: Compensation, Governance and Nominating

Chairman of the Board

Other Current Directorships:

•     Viacom Inc.

•     Wyndham Hotels & Resorts, Inc.

Former Directorships Within the Past Five Years:

•     Convergys Corporation

Mr. Nelson served as Executive Chairman of Avis Budget Group, Inc., which operates five major brands in the global vehicle rental industry through Avis, Budget, Budget Truck, Payless and Zipcar, from 2016 to 2018. From 2006 to 2015, Mr. Nelson served as Chairman and Chief Executive Officer of Avis Budget Group. Mr. Nelson was a director of Cendant Corporation (the predecessor of Avis Budget Group) from 2003 to 2006, Chief Financial Officer from 2003 until 2006 and President from 2004 to 2006. Mr. Nelson was also Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Rental business from January 2006 to August 2006. From 2005 to 2006, Mr. Nelson was interim Chief Executive Officer of Cendant Corporation’s former Travel Distribution Division.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Executive Officer Experience	Has experience in, and possesses an understanding of, business issues applicable to the success of a large publicly-traded company

Chief Financial Officer Experience	Possesses financial acumen and an understanding of financial matters and the preparation and analysis of financial statements

International Business Experience	Served in senior leadership positions with companies engaged in international business

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

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Ann E. Ziegler

Former Chief Financial Officer of CDW Corporation

Age: 62

Director Since: 2008

Committee Membership: Compensation (Chair), Governance and Nominating

Independent Director

Other Current Directorships:

•     Reynolds Consumer Products Inc.

•     Wolters Kluwer N.V.

•     US Foods Holding Corp.

Former Directorships Within the Past Five Years:

•     Groupon Inc.

Ms. Ziegler served as Senior Vice President and Chief Financial Officer and a member of the executive committee of CDW Corporation, a leading provider of technology solutions for business, government, healthcare and education, from 2008 until 2017. From 2005 until 2008, Ms. Ziegler served as Senior Vice President, Administration and Chief Financial Officer of Sara Lee Food and Beverage, a division of Sara Lee Corporation. From 2003 until 2005, she served as Chief Financial Officer of Sara Lee Bakery Group. From 2000 until 2003, she served as Senior Vice President, Corporate Development of Sara Lee.

Specific Experience and Qualifications:

Risk Oversight/ Management Experience	Served in senior leadership positions with large organizations and has experience with corporate risk management issues

Financial Literacy	Has management experience preparing or overseeing the preparation of financial statements

Chief Financial Officer Experience	Possesses financial acumen and an understanding of financial matters and the preparation and analysis of financial statements

Industry Experience	Served in senior leadership positions with companies in the consumer products industry

Corporate Governance Experience	Gained experience in corporate governance through service as a director of other public companies

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How We Select our Directors

Process for Nominating Potential Director Candidates

The Governance and Nominating Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board of Directors for nomination. The Governance and Nominating Committee will consider director candidates proposed by the Chief Executive Officer, by any director or by any stockholder. From time to time, the Governance and Nominating Committee also retains search firms to assist it in identifying and evaluating a diverse slate of director nominees. Each of the nominees for election at the Annual Meeting, other than Ms. Beebe and Mr. Bratspies, has been previously elected by our stockholders. Mr. Bratspies was appointed to the Board of Directors on August 3, 2020 in connection with his election as Chief Executive Officer of Hanesbrands. Ms. Beebe was recommended by a current member of the Board of Directors and was appointed to the Board of Directors on December 8, 2020 after a director search led by Spencer Stuart.

In evaluating potential director candidates, the Governance and Nominating Committee seeks to present candidates to the Board of Directors who have distinguished records of leadership and success in their arena of expertise and who will make substantial contributions to the Board of Directors. The Governance and Nominating Committee considers the qualifications listed in our Corporate Governance Guidelines, which include:

•	personal and professional ethics and integrity;
•	diversity among the existing Board members, including racial and ethnic background and gender;
•	specific business experience and competence, including whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of a large publicly-traded company and whether the candidate has served in policy-making roles in business, government, education or other areas that are relevant to our global activities;
•	financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements;
•	the ability to represent our stockholders as a whole;
•	professional and personal accomplishments, including involvement in civic and charitable activities;
•	experience with enterprise level risk management;
•	educational background; and
•	whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the Board of Directors.

Any recommendation submitted by a stockholder to the Governance and Nominating Committee should include information relating to each of the qualifications outlined above concerning the potential candidate along with the other information required by our bylaws for stockholder nominations. The Governance and Nominating Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the required information described above, should be submitted in writing to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary. Stockholders who want to directly nominate a director for consideration at next year’s Annual Meeting should refer to the procedures described under “Stockholder Proposals and Director Nominations for Next Annual Meeting” on page 71.

Although we do not have a standalone policy regarding diversity in the nomination process, as noted above, diversity is one of the criteria that our Corporate Governance Guidelines require that our Governance and Nominating Committee consider in identifying and evaluating director nominees. In applying this criteria, the Governance and Nominating Committee and the Board consider diversity to also include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective Board. The Governance and Nominating Committee evaluates the effectiveness of its activities under this policy through its annual review of Board composition, which considers whether the current composition of the Board adequately reflects the balance of qualifications discussed above, including diversity, prior to recommending nominees for election. In this regard, the Board believes that its efforts have been effective based on the current composition of the Board, over half of which is considered diverse and which includes three women and two African-Americans.

Our Corporate Governance Guidelines provide that no director may stand for re-election to the Board of Directors after he or she has reached the age of 74. However, our Governance and Nominating Committee has the authority to extend the retirement age of an individual director for up to two periods of one year each.

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Director Independence

In order to assist our Board of Directors in making the independence determinations required by New York Stock Exchange (“NYSE”) listing standards, the Board of Directors has adopted categorical standards of independence. These standards, which are contained in our Corporate Governance Guidelines, are available on our corporate website, www.Hanes.com/investors (in the “Investors” section). The Board has determined that eight of the nine current members of our Board of Directors, Ms. Beebe, Ms. Breig, Mr. Griffin, Mr. Johnson, Mr. Moison, Mr. Moran, Mr. Nelson and Ms. Ziegler, are independent under NYSE listing standards and under our Corporate Governance Guidelines. In determining director independence, the Board of Directors did not discuss, and was not aware of, any related person transactions, relationships or arrangements that existed with respect to any of these directors.

Our Audit Committee’s charter requires that all of the members of the Audit Committee be independent under NYSE listing standards and the rules of the Securities Exchange Commission (“SEC”). The Board has determined that each of the current members of our Audit Committee is an independent director under NYSE listing standards and meets the enhanced standards of independence applicable to audit committee members under applicable SEC rules. The Board has also determined that each of Ms. Beebe and Mr. Moran qualifies as an “audit committee financial expert” under applicable SEC rules.

Our Compensation Committee’s charter requires that all of the members of the Compensation Committee be independent under NYSE listing standards, including the enhanced independence requirements applicable to Compensation Committee members and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of the current members of our Compensation Committee is an independent director under NYSE listing standards and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.

Our Governance and Nominating Committee’s charter requires that all of the members of the Governance and Nominating Committee be independent under NYSE listing standards. The Board has determined that each of the current members of our Governance and Nominating Committee is an independent director under NYSE listing standards.

The Board’s Role and Responsibilities

Overview

The Board of Directors is elected by our stockholders to oversee their interests in the long-term health and the overall success of the Company’s business. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders. The Board oversees the business of the Company, as conducted by the members of Hanesbrands’ senior management. In carrying out its responsibilities, the Board reviews and assesses Hanesbrands’ long-term strategy and its strategic, competitive and financial performance.

In 2020, our Board of Directors met nine times and also held regularly scheduled executive sessions without management, presided over by our independent Chairman of the Board. In addition, during 2020 our Audit Committee met six times, our Compensation Committee met five times and our Governance and Nominating Committee met five times. Directors are expected to make every effort to attend the Annual Meeting, all Board meetings and the meetings of the Committees on which they serve. All of our directors at the time of our 2020 Annual Meeting of Stockholders attended that Annual Meeting. In 2020, each director also attended over 75% of the meetings of the Board and of the committees of which he or she was a member during the period that such director served on the Board or such committee.

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Risk Oversight

The Board as a whole is ultimately responsible for the oversight of our risk management function. The Board uses its committees to assist in its risk oversight function as follows:
The Board has delegated primary responsibility for the oversight of Hanesbrands’ risk management function to the Audit Committee.

The Audit Committee discusses policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps our management has taken to monitor, control and report such exposures. Management of Hanesbrands undertakes, and the Audit Committee reviews and discusses, an annual assessment of Hanesbrands’ risks on an enterprise-wide basis. Hanesbrands conducts a rigorous enterprise risk management program that is updated annually and is designed to bring to the Audit Committee’s attention Hanesbrands’ most material risks for evaluation, including strategic, operational, financial, sustainability, cybersecurity, legal and regulatory risks. As part of our enterprise risk management program, we have begun and will continue to evaluate the actual and potential impacts of climate-related risks and opportunities on the Company’s business, strategy and financial planning in accordance with the frameworks developed by the Taskforce on Climate-Related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board (SASB) frameworks.	The Compensation Committee is responsible for the oversight of risk associated with our compensation practices and policies.	The Governance and Nominating Committee is responsible for the oversight of Board processes and corporate governance related risks.

Our Board of Directors maintains overall responsibility for oversight regarding the work of its various committees by receiving regular reports from the committee Chairs of the work performed by their respective committees. In addition, discussions with the Board about the Company’s strategic plan, consolidated business results, capital structure, acquisition-related activities and other business include consideration of the risks associated with the particular item under consideration.

The Board regularly reviews Hanesbrands’ cybersecurity and other technology risks, controls and procedures, and it receives reports from our Chief Executive Officer and Chief Digital Officer at least twice annually regarding our adherence to the National Institute of Standards and Technology (NIST) cybersecurity framework, as well as our plans to mitigate cybersecurity risks and to respond to any data breaches. Hanesbrands’ cybersecurity program is regularly audited by independent third parties against the NIST cybersecurity framework, and the Company incorporates regular information security training as part of its employee education and development program. In addition, the Company maintains cybersecurity insurance as part of its overall insurance portfolio.

Our Board also regularly receives reports from our Chief Executive Officer and Chief Sustainability Officer with respect to Hanesbrands’ climate-related risks, sustainability initiatives and our progress towards our long-term sustainability goals.

Talent Management and Succession Planning

On an annual basis, our Board plans for succession to the position of Chief Executive Officer, as well as to certain other senior management positions. To assist the Board, our Chief Executive Officer annually provides the Board with an assessment of executives holding those senior management positions and of their potential to succeed him. Our Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to those senior managers. The Board considers that information, their own impressions of senior management performance and their own knowledge of the external landscape for executive talent in planning for succession in key positions.

As part of the Company’s executive leadership succession plan, the Board elected Stephen B. Bratspies as Chief Executive Officer and a member of the Board of Directors, effective as of August 3, 2020. Mr. Bratspies succeeded Gerald W. Evans, Jr., who earlier in the year announced his plans to retire after a 37-year career at Hanesbrands.

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Communicating with our Board of Directors

Any stockholders or interested parties who wish to communicate directly with our Board, with our non-management directors as a group or with our independent Chairman, may do so by writing to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary. Stockholders or other interested parties also may communicate with members of the Board by sending an e-mail to our Corporate Secretary at corporate.secretary@hanes.com. To ensure proper handling, any mailing envelope or e-mail containing the communication intended for the Board must contain a clear notation indicating that the communication is a “Stockholder/Board Communication” or an “Interested Party/Board Communication.”

The Governance and Nominating Committee has approved a process for handling communications received by the Company and addressed to the Board, the independent Chairman or to non-management directors. Under that process, our Corporate Secretary reviews all such correspondence and regularly forwards to the Board copies of all correspondence that, in her opinion, deals with the functions of the Board or its Committees or that she otherwise determines requires their attention. Advertisements, solicitations for business, requests for employment, requests for contributions, matters that may be better addressed by management or other inappropriate material will not be forwarded to our directors.

Board Structure and Processes

Board Leadership Structure

Our Board leadership structure consists of:

•	Chairman of the Board: Ronald L. Nelson;
•	Chief Executive Officer: Stephen B. Bratspies; and
•	Fully independent Audit, Compensation and Governance and Nominating Committees.

Our Corporate Governance Guidelines provide that the Governance and Nominating Committee will from time to time consider whether the positions of Chairman of the Board and Chief Executive Officer should be held by the same person or by different persons. The Board believes it is in the best interests of our Company to make this determination from time to time based on the position and direction of our Company and the constitution of the Board and management team rather than based on any self-imposed requirement, which the Board does not have. The Board determined to split the roles of Chairman and Chief Executive Officer in 2016.

Mr. Nelson has served as Chairman of the Board since 2019. He has served as a Hanesbrands director since 2008 and as Lead Director from 2015 to 2019. During his tenure, Mr. Nelson has actively served on all three Board Committees, including as Chairman of the Company’s Audit Committee. He currently serves as a member of the Company’s Compensation Committee and its Governance and Nominating Committee. The Board believes that Mr. Nelson brings significant experience and knowledge to the Chairman role. Due to his Board experience and leadership, Mr. Nelson is very well-suited to serve as the Board’s Chairman.

As detailed in the following summary, the Chairman of the Board has many important duties and responsibilities that enhance the independent oversight of management.

The Chairman of the Board chairs all meetings of the non-management and independent directors in executive session and also has other authority and responsibilities, including:
•	presiding at all meetings of the Board;
•	advising the Corporate Secretary regarding the agendas for meetings of the Board of Directors;
•	calling meetings of non-management and/or independent directors, with appropriate notice;
•	advising the Board on the retention of advisors and consultants who report directly to the Board of Directors;
•	advising the Chief Executive Officer, as appropriate, on issues discussed at executive sessions of non-management and/or independent directors;
•	with the Chairman of the Compensation Committee, reviewing with the Chief Executive Officer the non-management directors’ annual evaluation of his performance;

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•	serving as principal liaison between the non-management and/or independent directors, as a group, and the Chief Executive Officer, as necessary;
•	serving as principal liaison between the Board of Directors and Hanesbrands’ stockholders, as appropriate, after consultation with the Chief Executive Officer; and
•	selecting an interim chair or lead independent director to preside over meetings at which he cannot be present.

Our independent directors take an active role in overseeing Hanesbrands’ management and key issues related to strategy, risk, integrity, compensation and governance. For example, only independent directors serve on the Audit Committee, Compensation Committee and Governance and Nominating Committee. Non-management and independent directors also regularly hold executive sessions outside the presence of our Chief Executive Officer and other Hanesbrands employees. If the Chairman of the Board is not an independent director, the Board will elect one of our independent directors to serve as Lead Director. The Lead Director will undertake all of the duties of the Chairman of the Board described above during any period when the Chairman of the Board is an officer or employee of the Company.

We believe our Board’s leadership structure is best suited to the needs of the Company at this time.

Board and Committee Evaluation Process

Our Corporate Governance Guidelines require the Board to annually evaluate its own performance. In addition, the charters of each of the Audit Committee, Compensation Committee and Governance and Nominating Committee require the committee to conduct an annual performance evaluation. The Board engages in a robust written self-evaluation process to discharge these obligations. From time to time, the Board also engages a third party to conduct an external Board performance evaluation. The Governance and Nominating Committee oversees the annual assessment process on behalf of the Board and the implementation of the annual assessments by the committees.

During 2020, on the recommendation of the Governance and Nominating Committee, the Board engaged Jones Day to conduct the annual Board and committee performance evaluations. The Chair of the Board and Chair of the Governance and Nominating Committee collaborated with Jones Day to design an interview outline that covered a variety of matters, including the quality of Board materials, management succession planning, Board composition, the Company’s response to the COVID-19 pandemic and discussion of each committee’s performance, among other topics. Jones Day then held an individual, confidential interview with each director using the interview outline and presented its conclusions to the Chair of the Governance and Nominating Committee. The Chair of the Governance and Nominating Committee then discussed Jones Day’s report with the full Board.

Committees of the Board of Directors

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The following is a list of current committee memberships, which is accompanied by a description of each committee. The directors who are nominated for election as directors at the Annual Meeting will, if re-elected, retain the committee memberships described in the following list immediately following the Annual Meeting, and the chairs of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee will also remain the same.

Committee Membership
Audit Committee Cheryl K. Beebe Geralyn R. Breig Bobby J. Griffin Franck J. Moison Robert F. Moran*	Compensation Committee James C. Johnson Ronald L. Nelson Ann E. Ziegler*	Governance and Nominating Committee James C. Johnson* Ronald L. Nelson Ann E. Ziegler

*	Chair of the committee

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AUDIT COMMITTEE
Members:	Mr. Moran, Chair Ms. Beebe Ms. Breig Mr. Griffin Mr. Moison

The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight of:

•     the integrity of our financial statements, financial reporting process and systems of internal accounting and financial controls;

•     our compliance with legal and regulatory requirements;

•     the independent auditors’ qualifications and independence; and

•     the performance of our internal audit function and independent auditor.

The Audit Committee is also responsible for discussing policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps our management has taken to monitor, control and report such exposures.

Under SEC rules and the Audit Committee’s charter, the Audit Committee must prepare a report that is to be included in our Proxy Statement relating to the Annual Meeting of Stockholders or our Annual Report on Form 10-K. This report is provided under “Audit Committee Report” on page 31. In addition, the Audit Committee must review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor and recommend, based on its review, that the Board of Directors include the annual financial statements in our Annual Report on Form 10-K.

COMPENSATION COMMITTEE
Members:	Ms. Ziegler, Chair Mr. Johnson Mr. Nelson

The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and the Chief Executive Officer performance evaluation process and for preparing a report on executive compensation that is to be included in our Proxy Statement relating to our Annual Meeting of Stockholders. This report is provided under “Compensation Committee Report” on page 33.

The Compensation Committee is also responsible for:

•     reviewing and approving the total compensation philosophy covering our executive officers and other key executives and periodically reviewing an analysis of the competitiveness of our total compensation practices in relation to those of our peer group;

•     with respect to our executive officers other than the Chief Executive Officer, reviewing and approving base salaries, target annual incentive award opportunities, the applicable standards of performance to be used in incentive compensation plans and the grant of equity incentives;

•     recommending changes in non-employee director compensation to the Board of Directors;

•     reviewing proposed stock incentive plans, other long-term incentive plans, stock purchase plans and other similar plans, and all proposed changes to such plans;

•     reviewing the results of any stockholder advisory votes regarding our executive compensation and recommending to the Board how to respond to such votes; and

•     recommending to the Board whether to have an annual, biannual or triennial advisory stockholder vote regarding executive compensation.

The Chief Executive Officer’s compensation is approved by the independent members of the Board of Directors, upon the Compensation Committee’s recommendation.

For information regarding the ability of the Compensation Committee to delegate its authority, and the role of our executive officers and the Compensation Committee’s compensation consultant in determining or recommending the amount or form of executive and director compensation, see the Compensation Discussion and Analysis that begins on page 34.

HANESBRANDS INC.	25

Corporate Governance at Hanesbrands

Compensation Committee Interlocks and Insider Participation. All members of the Compensation Committee during our 2020 fiscal year were independent directors, and no member was an employee or former employee of Hanesbrands. During our 2020 fiscal year, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related party transactions and no interlocking relationship existed between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

GOVERNANCE AND NOMINATING COMMITTEE
Members:	Mr. Johnson, Chair Mr. Nelson Ms. Ziegler

The Governance and Nominating Committee is responsible for:

•     identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors;

•     recommending that the Board of Directors select a slate of director nominees for election by our stockholders at our annual meeting of stockholders, in accordance with our charter and bylaws and with Maryland law;

•     recommending candidates to the Board of Directors to fill vacancies on the Board or on any committee of the Board in accordance with our charter and bylaws and with Maryland law;

•     evaluating and recommending to the Board of Directors a set of corporate governance policies and guidelines to be applicable to the Company;

•     re-evaluating periodically such policies and guidelines for the purpose of suggesting amendments to them as appropriate; and

•     overseeing annual Board and committee self-evaluations in accordance with NYSE listing standards.

In addition, the Governance and Nominating Committee receives an annual report on the Company’s sustainability and Global Ethics and Compliance programs, which includes information on the Company’s progress towards achieving its long-term sustainability goals.

Director Compensation

How We Make Director Compensation Decisions

The Compensation Committee is responsible for recommending changes in non-employee director compensation for approval by the Board of Directors. The Compensation Committee, with the assistance of its independent compensation consultant, annually reviews information about the compensation paid to non-employee directors at our peer group companies (our peer group companies are discussed in “How the Compensation Committee uses Peer Groups” on page 42) and relevant market trend data. The Compensation Committee considers this information as well as the scope of responsibilities of Board and committee members in recommending to the Board of Directors changes to non-employee director compensation.

Annual Compensation

In December 2019, the Compensation Committee recommended, and the Board of Directors approved, the following compensation for non-employee directors for service on our Board of Directors during 2020:

•	an annual cash retainer of $105,000, paid in quarterly installments;
•	an additional annual cash retainer of $25,000 for the chair of the Audit Committee (Mr. Moran), $25,000 for the chair of the Compensation Committee (Ms. Ziegler) and $20,000 for the chair of the Governance and Nominating Committee (Mr. Johnson);
•	an additional annual cash retainer of $5,000 for each member of the Audit Committee other than the chair (Ms. Beebe (effective December 8, 2020), Ms. Breig, Mr. Moison, Mr. Griffin (effective April 28, 2020) and Mr. Singer (prior to April 28, 2020));
•	an additional annual cash retainer of $2,500 for each member of the Compensation Committee other than the chair (Mr. Griffin (prior to April 28, 2020), Mr. Johnson and Mr. Nelson);

26

Corporate Governance at Hanesbrands

•	an additional annual cash retainer of $2,500 for each member of the Governance and Nominating Committee other than the chair (Mr. Griffin (prior to April 28, 2020), Mr. Nelson and Ms. Ziegler);
•	an additional annual cash retainer of $175,000 for the independent Chairman of the Board (Mr. Nelson); and
•	an annual grant of restricted stock units with a grant date fair value of approximately $150,000 that vest on the one-year anniversary of the grant date and are payable upon vesting in shares of Hanesbrands common stock.

In addition, in July 2020, the Compensation Committee recommended, and the Board of Directors approved, a one-time discretionary cash award of $25,000 for the Chairs of each of the Board Committees (Mr. Johnson, Mr. Moran and Ms. Ziegler) in consideration of their substantial additional work in facilitating the Company’s Chief Executive Officer transition.

Impact of COVID-19 on Director Compensation

In connection with actions the Company took to reduce executive compensation expense in response to the impact of the COVID-19 pandemic, in April 2020 the Board agreed to reduce its annual cash retainer compensation (excluding any additional cash retainers paid for committee service or chairmanships) by 30% during such time as the Company’s executive officers were also subject to salary reductions. This resulted in a reduction of $3,635 in each non-employee director’s 2020 annual cash retainer over a period of six weeks during the second quarter of 2020.

The following table summarizes the compensation paid to our non-employee directors during our 2020 fiscal year. Neither Mr. Evans (who served as our Chief Executive Officer and a member of the Board of Directors prior to August 3, 2020) nor Mr. Bratspies (who was elected Chief Executive Officer and a member of the Board of Directors effective August 3, 2020) received any additional compensation for serving as a director.

Director Compensation — 2020

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($) (1)(2)	($) (2)(3)	($)	($)
Ronald L. Nelson	$281,365	$149,998	$—	$431,364
Ann E. Ziegler	153,865	149,998	—	303,864
Robert F. Moran	151,365	149,998	—	301,364
James C. Johnson	148,865	149,998	—	298,864
Geralyn R. Breig	106,365	149,998	—	256,364
Bobby J. Griffin	106,365	149,998	—	256,364
Franck J. Moison	106,365	149,998	—	256,364
David V. Singer (4)	35,717	50,004	—	85,722
Cheryl K. Beebe (5)	8,750	—	—	8,750

(1)	Directors who join or resign from the Board or whose Committee membership changes after the start of the calendar year receive a prorated cash retainer for that calendar year based on the number of months served.
(2)	Amounts shown include deferrals to the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan.
(3)	No non-employee director holds stock options.
(4)	Mr. Singer retired from the Board on April 28, 2020.
(5)	Ms. Beebe was elected to the Board on December 8, 2020.

Director Deferred Compensation Plan

Under the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), a nonqualified, unfunded deferred compensation plan, our non-employee directors may defer receipt of all (but not less than all) of their cash retainers and/or awards of restricted stock units. None of the investment options available in the Director Deferred Compensation Plan provide for “above-market” or preferential earnings as defined in applicable SEC rules. The amount payable to a participant will be payable either on the distribution date elected by the participant or upon the occurrence of certain events as provided under the Director Deferred Compensation Plan.

HANESBRANDS INC.	27

Corporate Governance at Hanesbrands

Director Stock Ownership and Retention Guidelines

We believe that all of our directors should have a significant ownership position in Hanesbrands. To this end, our non-employee directors receive a substantial portion of their compensation in the form of restricted stock units. In addition, to promote equity ownership and further align the interests of these directors with our stockholders, we have adopted stock ownership and retention guidelines for our non-employee directors. A non-employee director may not dispose of any shares of our common stock received (on a net after-tax basis) under our stock-based compensation plans until such director holds shares of common stock with a value equal to at least five times the current annual cash retainer (excluding any additional cash retainers paid for committee service or chairmanships), and may then only dispose of shares in excess of those with that value. In addition to vested shares directly held by a non-employee director, shares held for such director in the Director Deferred Compensation Plan (including hypothetical share equivalents held in that plan) will be counted for purposes of determining whether the ownership requirements are met. All of our directors are in compliance with these stock ownership and retention guidelines.

2021 Director Compensation

In December 2020, the Compensation Committee conducted an annual review of the compensation paid to non-employee directors at our peer group companies and determined that our non-employee director compensation program was competitive in the current market. Therefore, the Compensation Committee decided not to recommend any changes to non-employee director compensation for 2021.

Other Governance Information

Related Person Transactions

Our Board of Directors has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related person transactions.” For purposes of this policy, the phrase “related person transaction” refers to any financial transaction, arrangement or relationship where: (i) Hanesbrands or any of its subsidiaries is or will be a participant; (ii) any greater than five percent stockholder, director, nominee for director or executive officer, or any of their immediate family members or affiliated entities, either currently or at any time since the beginning of the last fiscal year, has a direct or indirect material interest; (iii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; and (iv) disclosure would be required under Item 404 of Regulation S-K and related SEC rules.

Each director, director nominee and executive officer must promptly notify our Chief Executive Officer and our Corporate Secretary in writing of any material interest that such person or an immediate family member or affiliated entity of such person had, has or will have in a related person transaction. The Governance and Nominating Committee is responsible for the review and approval or ratification of all related person transactions involving a director, director nominee or executive officer. At the discretion of the Governance and Nominating Committee, the consideration of a related person transaction may be delegated to the full Board of Directors, another standing committee or to an ad hoc committee of the Board of Directors comprised of at least three members, none of whom has an interest in the transaction.

The Governance and Nominating Committee, or other governing body to which approval or ratification is delegated, may approve or ratify a transaction if it determines, in its business judgment, based on its review of the available information, that the transaction is fair and reasonable to us and consistent with our best interests. Factors to be taken into account in making a determination of fairness and reasonableness may include:

•	the business purpose of the transaction;
•	whether the transaction is entered into on an arm’s-length basis on terms fair to us; and
•	whether such a transaction would violate any provisions of our Global Code of Conduct.

If the Governance and Nominating Committee decides not to approve or ratify a transaction, the transaction may be referred to legal counsel for review and consultation regarding possible further action, including, but not limited to, termination of the transaction on a prospective basis, rescission of such transaction or modification of the transaction in a manner that would permit it to be ratified and approved by the Governance and Nominating Committee.

During 2020, there were no related person transactions requiring reporting under SEC rules.

28

Corporate Governance at Hanesbrands

Code of Ethics

Our Global Code of Conduct, which serves as our code of ethics, applies to all directors and officers and other employees of the Company and its subsidiaries. Any waiver of applicable requirements in the Global Code of Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of Hanesbrands requires the approval of the Audit Committee. Any such waiver of or amendment to the Global Code of Conduct will be disclosed on our corporate website, www.Hanes.com/investors (in the “Investors” section) or in a Current Report on Form 8-K.

Corporate Governance Documents

Copies of the written charters for the Audit Committee, Compensation Committee and Governance and Nominating Committee, as well as our Corporate Governance Guidelines, Global Code of Conduct and other corporate governance information are available on our corporate website, www.Hanes.com/investors (in the “Investors” section).

HANESBRANDS INC.	29

Audit Information

Proposal 2 — Ratification of Appointment
of Independent Registered
Public Accounting Firm

The Audit Committee is directly responsible for the appointment (subject to ratification by the Company’s stockholders), retention, compensation, evaluation, oversight and termination of the Company’s independent auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for our 2021 fiscal year. While not required by law, the Board of Directors is asking our stockholders to ratify the selection of PricewaterhouseCoopers as a matter of good corporate practice.

If the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our 2021 fiscal year is not ratified by our stockholders, the adverse vote will be taken into consideration by the Audit Committee. However, because of the difficulty in making any substitution of our independent registered public accounting firm so long after the beginning of the current year, the appointment for our 2021 fiscal year will stand, unless the Audit Committee finds other good reason for making a change.

PricewaterhouseCoopers has served as the Company’s independent registered public accounting firm since 2006. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. In addition, in conjunction with the mandated rotation of PricewaterhouseCoopers’ lead engagement partner, the Audit Committee oversees and confirms the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, may make a statement if they desire to do so, and will be available to respond to appropriate questions. For additional information regarding our relationship with PricewaterhouseCoopers, please refer to “Relationship with Independent Registered Public Accounting Firm” on page 32.

Our Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our 2021 fiscal year.

30

Audit Information

Audit Committee Report

Hanesbrands’ Audit Committee is composed solely of financially literate, independent directors meeting the requirements of applicable SEC rules and NYSE listing standards. The Board of Directors has determined that each of Ms. Beebe and Mr. Moran possesses the experience and qualifications required of an “audit committee financial expert” as defined by the rules of the SEC. No member of the Audit Committee serves on the audit committees of more than three public companies.

The key responsibilities of the Audit Committee are set forth in its charter, a copy of which is available on our corporate website, www.Hanes.com/investors (in the “Investors” section). The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of:

•	the integrity of the Company’s financial statements, financial reporting process and systems and internal control over financial reporting;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of the Company’s internal audit function and independent auditor.

Management is primarily responsible for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PricewaterhouseCoopers, the Audit Committee-appointed independent registered public accounting firm for the Company, is responsible for expressing an opinion on the conformity of Hanesbrands’ audited financial statements for the fiscal year ended January 2, 2021 (the “2020 Financial Statements”) with accounting principles generally accepted in the United States of America. In addition, PricewaterhouseCoopers expresses its opinion on the effectiveness of Hanesbrands’ internal control over financial reporting as of January 2, 2021.

In this context, the Audit Committee:

•	reviewed and discussed with management and PricewaterhouseCoopers the 2020 Financial Statements and audit of internal control over financial reporting;
•	discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board;
•	received the written disclosures and the letter from PricewaterhouseCoopers required by standards of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers their independence from Hanesbrands;
•	met with the senior members of the Company’s financial management team at each regularly scheduled meeting;
•	reviewed and discussed with management and PricewaterhouseCoopers the Company’s annual and quarterly reports on Form 10-K and Form 10-Q prior to filing with the SEC;
•	received periodic updates from management regarding management’s process to assess the adequacy of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of the Company’s internal control over financial reporting;
•	reviewed and discussed with management, the internal auditors and PricewaterhouseCoopers, as appropriate, the plans for, and the scope of, the Company’s annual audit and other examinations;
•	met in periodic executive sessions with certain members of management, the internal auditors and PricewaterhouseCoopers to discuss the results of their examinations, their assessments of the Company’s internal control over financial reporting and the overall integrity of the Company’s financial statements;
•	reviewed and discussed with management the Company’s major financial risk exposures, the steps management has taken to monitor and control these exposures and the Company’s enterprise risk management activities generally; and
•	reviewed and discussed with management the overall adequacy and effectiveness of the Company’s policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2020 Financial Statements as audited by PricewaterhouseCoopers be included in Hanesbrands’ Annual Report on Form 10-K as of and for the fiscal year ended January 2, 2021.

By the members of the

Audit Committee, consisting of:

Robert F. Moran, Chair	Cheryl K. Beebe	Geralyn R. Breig	Bobby J. Griffin	Franck J. Moison

HANESBRANDS INC.	31

Audit Information

Relationship with Independent Registered Public Accounting Firm

The following table sets forth the fees billed to us by PricewaterhouseCoopers for services in the fiscal years ended January 2, 2021 and December 28, 2019:

	Fiscal Year Ended	Fiscal Year Ended
	January 2, 2021	December 28, 2019
Audit fees	$6,909,069	$6,147,691
Audit-related fees	131,330	59,778
Tax fees	303,067	197,030
All other fees	4,500	—
Total fees	$7,347,966	$6,404,499

In the above table, in accordance with applicable SEC rules, “Audit fees” include fees billed for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of our financial statements included in our Quarterly Reports on Form 10-Q, fees billed for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, fees related to services rendered in connection with securities offerings and fees for the audit of our internal control over financial reporting and consultations concerning financial accounting and reporting standards.

“Audit-related fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit fees.” For the fiscal years ended January 2, 2021 and December 28, 2019, these fees primarily relate to attestation services rendered in connection with regulatory filings in certain foreign jurisdictions and various other services.

“Tax fees” for the fiscal years ended January 2, 2021 and December 28, 2019 include tax consultation, preparation and compliance services for domestic and certain foreign jurisdictions and consulting related to research and development credits.

“Other fees” for the fiscal year ended January 2, 2021 include license and subscription fees for research tools.

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm provides management with an engagement letter outlining the scope of the audit services proposed to be performed during the year. The audit services fee proposal is approved by the Audit Committee before the audit commences. The Audit Committee may delegate the authority to pre-approve audit and non-audit engagements and the related fees and terms with the independent auditors to one or more designated members of the Audit Committee, as long as any decision made pursuant to such delegation is presented to the Audit Committee at its next regularly scheduled meeting. All audit and permissible non-audit services provided by PricewaterhouseCoopers to us during the fiscal years ended January 2, 2021 and December 28, 2019 were pre-approved by the Audit Committee.

32

Proposal 3 — Advisory Vote to Approve
Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, Hanesbrands’ stockholders have the opportunity to cast a non-binding, advisory “say on pay” vote on our named executive officer compensation, as disclosed in this Proxy Statement. Based on the results of the stockholder advisory vote on the frequency of say on pay votes, which was held at the 2017 Annual Meeting of Stockholders, and based on the Board of Directors’ recommendation, Hanesbrands currently intends to hold such votes on an annual basis, and the next advisory say on pay vote is expected to occur at our 2022 Annual Meeting of Stockholders.

This advisory vote is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our named executive officers, as well as the compensation philosophy, practices and policies described in this Proxy Statement.

We believe that our executive compensation philosophy, practices and policies have three essential characteristics. They are:

•    focused on aligning senior management and stockholder interests in a simple, quantifiable and unifying manner;

•    necessary to attract, retain and motivate the executive team to support the attainment of our business strategy and operating imperatives; and

•    competitive in comparison to our peer group companies.

Stockholders are encouraged to review the “Compensation Discussion and Analysis” section beginning on page 34 for more information on our executive compensation program.

We are asking stockholders to approve the following advisory resolution:

“RESOLVED, that the stockholders approve the compensation of Hanesbrands’ named executive officers as disclosed in the Proxy Statement for Hanesbrands’ 2021 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis and the executive compensation tables and related footnotes and narrative.”

Because this vote is advisory, it will not be binding on us or our Board of Directors. The vote will also not overrule any decision made by the Board of Directors or the Compensation Committee or create or imply any additional duty for the Board. We recognize, nonetheless, that our stockholders have a fundamental interest in Hanesbrands’ executive compensation practices. Thus, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation of Hanesbrands’ named executive officers.

Compensation Committee Report

The Compensation Committee reviews and approves Company compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Hanesbrands’ Annual Report on Form 10-K for the fiscal year ended January 2, 2021.

By the members of the

Compensation Committee, consisting of:

Ann E. Ziegler, Chair	James C. Johnson	Ronald L. Nelson

HANESBRANDS INC.	33

Compensation Discussion and Analysis

Listed below are several terms that we frequently use in discussing our executive compensation program:

Frequently Used Terms
AIP	Annual Incentive Plan
Committee	Compensation Committee of the Board of Directors
EPS-XA	Diluted earnings per share, excluding certain unusual or nonrecurring items
LTIP	Long-Term Incentive Program
PSA	Performance Share Award
RSU	Restricted Stock Unit
SERP	Supplemental Employee Retirement Plan

Compensation Highlights

Business Strategies and Priorities

Hanesbrands is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia/Pacific under some of the world’s strongest apparel brands, including Hanes, Champion, Bonds, DIM, Bali, Maidenform, Playtex, Bras N Things, Nur Die/Nur Der, JMS/Just My Size, Wonderbra, Loveable, Alternative, Berlei, L’eggs and Gear for Sports. We have a long history of innovation, product excellence and brand recognition, and we take great pride in our reputation for ethical business practices and sustainability. Unlike most companies in the apparel industry, we primarily manufacture our garments in company-owned plants across the globe and operate a balanced supply chain across hemispheres, including fabric production and sewing. Owning the majority of our supply chain not only impacts cost, scale and flexibility, but also the ability to adhere to best-in-class management and environmental practices.

We operate in the global innerwear and global activewear apparel categories. These are stable, heavily-branded categories where we have a strong consumer franchise based on a global portfolio of industry-leading brands that we have built over multiple decades, through hundreds of millions of direct interactions with consumers. With the arrival of our new Chief Executive Officer, we have undertaken a comprehensive, strategic, global business review focused on building a consumer-centric company, accelerating growth across business segments, enhancing our capabilities and strengthening the foundation of our company. We remain highly confident that our strong brand portfolio, world-class supply chain capabilities and diverse category and geographic footprint will help us unlock our full potential, deliver long-term growth and create stockholder value.

We are also continuing our commitment to make the world a more comfortable, livable and inclusive place by establishing new, wide-ranging 2030 global sustainability goals and launching a new sustainability website, www.HBISustains.com, that is designed to increase our transparency and reporting on key metrics. We approach sustainability from a broad, holistic perspective and focus our efforts in areas addressed by the United Nations’ Sustainable Development Goals, such as: good health and well-being; quality education; gender equality; climate action; clean water and sanitation; affordable and clean energy; economic growth; reduced inequalities; and responsible consumption and production. Key highlights of our 2030 global sustainability goals include:

•	People: By 2030, improve the lives of at least 10 million people through health and wellness programs, diversity and inclusion initiatives, improved workplace quality, and philanthropic efforts that improve local communities.
•	Planet: By 2030, reduce greenhouse gas emissions by at least 25% to align with science-based targets, reduce water use by at least 25%, use 100% renewable electricity in company-owned operations, and bring landfill waste to zero.
•	Product: By 2030, eliminate all single-use plastics and reduce packaging weight by at least 25% while also moving to 100% recycled polyester and sustainably sourced cotton.

2020 Performance and the COVID-19 Response

We began fiscal year 2020 with a focus on creating meaningful stockholder value using our strong balance sheet and Champion, International and consumer-directed growth. We started the year with strong growth performance; however, the COVID-19 global pandemic had material impacts on our business, resulting in decreased net sales, earnings per share and cash flow from operations. See “COVID-Related Compensation Adjustments” on page 38 for further discussion of the impact of COVID-19 on our business.

34

Compensation Discussion and Analysis

In the face of the pandemic, management and our Board of Directors acted swiftly to preserve cash, create balance sheet flexibility, and build strong liquidity. We took actions to adapt, including suspending our stock repurchase program, limiting discretionary spending and capital expenditures, temporarily reducing salaries and furloughing select employee groups and securing an additional $700 million in debt financing. In addition, we leveraged our large-scale global supply chain to effectively manage inventory and continue to serve key channels – including mass retail and online – while at the same time seizing the opportunity to expand our manufacturing capability to include a product line of personal protective garments (“PPE”) to meet emerging government, commercial and consumer demand.

We also committed to taking the appropriate actions to protect the health and safety of our employees, customers and communities. We enhanced our health and safety operating procedures at our offices, manufacturing facilities, distribution centers and stores by, among other things:

•	providing additional sanitation and enhanced ventilation;
•	implementing mandatory mask usage and social distancing measures;
•	installing protective barriers, such as sneeze guards;
•	limiting building occupancy and staggering work schedules;
•	zoning employees to segregate work teams;
•	instituting temperature checks and daily digital health self-assessments; and
•	rigorous contact tracing, testing and quarantining of employees when needed.

In addition, we provided enhanced employee benefits to our global workforce to ensure on access to care, including onsite wellness clinics, payment of health insurance premiums for furloughed employees, free COVID-19 testing and mental health resources.

Looking forward, we believe we remain well-positioned to continue navigating the current environment. The changing landscape has not changed our priorities. It has been a catalyst to accelerate our strategic agenda to build a more consumer-centric company, accelerate growth across business segments, enhance our capabilities and strengthen the foundation of the Company.

Executive Compensation Philosophy and Framework

At Hanesbrands, we emphasize a “pay-for-performance” culture, linking a substantial percentage of an executive’s compensation to our performance and stockholders’ value growth. Specifically:

•	We provide annual incentives designed to reward our executive officers for the attainment of short-term goals, and long-term incentives designed to reward increasing stockholder value over the short, medium and long term.
•	Performance-based and at-risk compensation represents 88% of our Chief Executive Officer’s total target direct compensation, reflecting the position’s highest level of accountability and responsibility for results.
•	Performance-based and at-risk compensation represents 72% of the average total target direct compensation for our other named executive officers.
•	In keeping with our pay-for-performance culture, we expect our executive officers to deliver overall results that exceed performance targets to receive above median market compensation. Below target performance is expected to result in below median market compensation.
•	Our compensation program is designed to reward exceptional and sustained performance. By combining a three-year vesting period for most equity awards with policies prohibiting hedging or pledging of such shares, a substantial portion of the value of our executives’ compensation package is tied to changes in our stock price, and therefore is at-risk, for a significant period of time. The Compensation Committee believes this design provides an effective way to link executive compensation to long-term stockholder returns.
•	Outstanding equity awards granted after January 1, 2019 are subject to “double-trigger” accelerated vesting in connection with a change in control, under which the vesting of awards will accelerate only if there is a qualifying termination of employment within two years after the change in control or if the surviving entity does not provide qualifying replacement awards.
•	Our Clawback Policy permits us to recoup cash- and equity-based incentive compensation payments in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Additionally, the terms of both our cash- and equity-based incentive compensation plans permit the recovery of incentive awards if a participant violates our Global Code of Conduct or engages in other activities harmful to the interests of the Company.

HANESBRANDS INC.	35

Compensation Discussion and Analysis

Elements of 2020 Compensation

Our named executive officers’ total direct compensation for 2020 consisted principally of the following elements:

Base Salary	• Fixed compensation component • Reflects the individual responsibilities, performance and experience of each named executive officer	• Provides a foundation of cash compensation for the fulfillment of fundamental job responsibilities
Annual Incentive Plan (“AIP”) Awards	• Performance-based cash compensation • Payout determined based on Company performance against pre-established targets	• Motivates performance by linking compensation to the achievement of key annual objectives
Long-Term Incentive Program (“LTIP”) Awards

•   Performance-based and at-risk, time-vested compensation

•   Performance Share Awards (“PSAs”) (50% of LTIP opportunity)

•   Vesting on the third anniversary of the grant date

•   Number of shares received ranges from 0% to 200% of the number of units granted based on 2020 Company performance against pre-established targets

•   Restricted Stock Unit Awards (“RSUs”) (50% of LTIP opportunity)

•   Ratable vesting over a three-year service period

• Encourages behavior that enhances the long-term growth, profitability and financial success of the Company, aligns executives’ interests with our stockholders and supports retention objectives

In addition to the above, we provide health, welfare and retirement plans that promote employee wellness and support employees in attaining financial security. We also provide severance benefits under limited circumstances. These severance benefits, which provide our named executive officers with income protection in the event employment is terminated without cause or terminated in certain situations following a change in control, support our executive retention goals and encourage our named executive officers’ independence and objectivity in considering potential change in control transactions. See “Post-Employment Compensation” on page 49 for additional details.

2020 Compensation Mix

The mix of compensation elements that we offer is intended to further our goals of:

•	achieving key annual results and strategic long-term business objectives;
•	using an appropriate mix of cash and equity;
•	emphasizing a “pay-for-performance” culture;
•	effectively managing the cost of pay programs; and
•	providing a balanced total compensation program to help ensure senior management is not encouraged to take unnecessary and excessive risks that may harm the Company.

36

Compensation Discussion and Analysis

Our emphasis on performance-based and at-risk pay is reflected in the following chart, which illustrates the 2020 total target direct compensation mix for our Chief Executive Officer and the average target direct compensation mix for our other named executive officers (“NEOs”).

2020 Total Target Direct Compensation

Performance-Based and At-Risk Compensation: 88.4%	Performance-Based and At-Risk Compensation: 72.0%

The percentage of our Chief Executive Officer’s performance-based and at-risk compensation is the highest of our named executive officers, reflecting the position’s highest level of responsibility and accountability for results. Performance-based and at-risk compensation comprises 72% of the average total target direct compensation of our other named executive officers. Because the value of such compensation depends on Hanesbrands’ achievement of key annual results and strategic long-term business objectives and/or is tied to changes in our stock price, our named executive officers’ actual compensation could be materially higher or lower than targeted levels.

CEO Potential Compensation Scenarios (Percentage of Total Compensation)

HANESBRANDS INC.	37

Compensation Discussion and Analysis

Initial 2020 Performance Metrics

In January 2020, the Committee decided to continue to use net sales, diluted earnings per share, excluding certain unusual or nonrecurring items (“EPS-XA”), and cash flow from operations as performance metrics for our named executive officers’ performance-based pay opportunities because these metrics are key drivers of the Company’s long-term business strategy. The metrics for 2020 performance compensation were as follows:

COVID-Related Compensation Adjustments

The COVID-19 global pandemic has significantly impacted economic activity and markets throughout the world. In response, governmental authorities have implemented numerous measures in an attempt to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place orders and business shutdowns. These actions, as well as decisions we have made to protect the health and safety of our employees, consumers and communities, have adversely impacted our financial results in 2020. We faced store closure requirements and other operational restrictions with respect to some or all of our physical locations for prolonged periods of time due to, among other factors, evolving and increasingly stringent governmental restrictions including public health directives, quarantine policies or social distancing measures. In addition, many of our customers, including significant customers in our wholesale distribution channels, were forced to close many of their stores, which adversely impacted our revenues from these customers. The COVID-19 global pandemic also resulted in the temporary shutdown of many of our supply chain facilities, and we experienced significant costs associated with reopening those facilities. While these impacts were partially offset by the introduction of our PPE product offerings and cost reductions, the COVID-19 global pandemic ultimately caused significant declines in our net sales, earnings per share and cash flow from operations in 2020 that the Committee did not foresee when setting the initial 2020 performance targets in January 2020.

Base Salary

Over the course of 2020, we took numerous actions to mitigate the effects of the COVID-19 pandemic on our business, including significant cost reductions. Many cost-related actions pertained to compensation and payroll, including salary reductions, furloughs and reduced work hours (and proportionate pay). These actions resulted in base salary reductions of 30% for our executive officers during a six-week period in the second quarter of 2020.

38

Compensation Discussion and Analysis

Annual Incentive Plan (AIP)

In July 2020, after considering the impact of the COVID-19 pandemic on the Company’s operations, the Committee determined to revise the 2020 performance targets for our Annual Incentive Plan (the “AIP”), including those applicable to our named executive officers. The Committee considered a number of factors in making this determination, including: the retail and operational challenges facing the business as a result of governmental restrictions and public health directives; the prompt action taken during the onset of the pandemic to preserve the Company’s strong liquidity position, ensure the continued payment of regular quarterly dividends to our stockholders and protect the employee workforce; the relative stability of the Company’s stock price despite volatile market conditions; the broad-based nature of the program, which covers nearly 1,000 employees globally; and the likelihood that participants in the program would not receive any payment with respect to their 2020 AIP awards under the existing performance targets. The Committee felt that adjusting the AIP performance targets mid-year in light of the unforeseen challenges posed by the COVID-19 pandemic, rather than granting one-time discretionary awards, was most appropriate for a short-term incentive plan to motivate management to maximize shareholder value in a challenging and uncertain environment.

No changes were made to the performance metrics for the 2020 AIP, which continued to be net sales, EPS-XA and cash flow from operations. However, the Committee decided to split the annual performance period into two six-month periods, first and second quarter 2020 performance (“First Half”) and third and fourth quarter 2020 performance (“Second Half”), with First Half targets based on the Company’s original (pre-COVID-19) 2020 operating plan and Second Half targets established in July 2020 on the basis of the Company’s then-current base case business projections as a result of operational and economic uncertainties and challenges expected in the Second Half. Second Half maximum performance targets were set based on the Company’s original (pre-COVID-19) 2020 operating plan, and Second Half threshold performance targets were set based on the Company’s then-current downside business projections for the Second Half. Target performance for the Second Half was set at the midpoint of the Second Half threshold and maximum performance targets.

Under the AIP generally, a payout between 0% and 200% of the target amount would be determined by the Committee based on achievement of specified performance metrics. However, in connection with the revision of performance targets for the 2020 AIP awards, the Committee reduced the maximum overall payout percentage (based on the weighted achievement of each metric) from 200% to 125% of any named executive officer’s 2020 AIP award.

Long-Term Incentive Program (LTIP)

The Committee determined not to make any changes to our 2020 Long-Term Incentive Program (“LTIP”) awards in response to the COVID-19 pandemic. In reaching this conclusion, the Committee considered the long-term nature of this program, the significant portion of the 2020 LTIP awards that were not subject to performance metrics and the adjustments related to the COVID-19 pandemic that were made to the 2020 AIP performance targets in July 2020.

HANESBRANDS INC.	39

Compensation Discussion and Analysis

Best Practices in Executive Compensation

Hanesbrands’ executive compensation practices include a number of features we believe reflect responsible compensation and governance practices and promote the interests of stockholders.

Our practices include:

•    Performance-based pay - On average, approximately half of our named executive officers’ total target direct compensation is performance-based and must be earned every year based on objective performance metrics.

•    Significant vesting periods - Equity awards made to our executive officers generally fully vest over a period of not less than three years, and in most cases no portion of the award may vest in less than 12 months.

•    Robust stock ownership guidelines - Our Chief Executive Officer’s stock ownership guideline is six times his base salary, and the ownership guideline for our other named executive officers (other than Mr. Lewis, who is serving as Chief Financial Officer in an interim capacity) is two or three times his or her base salary. Until the guideline is met, an executive is required to retain 50% of any shares received (on a net after-tax basis) under our stock-based compensation plans.

•    Clawback policy - We have adopted a clawback policy that allows us to recover cash- and equity-based incentive compensation in the event we are required to prepare an accounting restatement due to material noncompliance with any financial requirement under the securities laws. Additionally, the terms of our incentive compensation plans permit the recovery of both cash- and equity-based incentive awards if a participant violates our Global Code of Conduct or engages in other activities harmful to the interests of the Company.

•    Prohibition on hedging and pledging - Our insider trading policy prohibits all of our directors, officers and employees from pledging our securities or engaging in “short sales” or “sales against the box” or trading in puts, calls, warrants or other derivative instruments on our securities.

•    Engagement of an independent compensation consultant - Our Compensation Committee engages an independent compensation consultant, who provides no other services to us, to advise on executive and non-employee director compensation matters. The independent compensation consultant reports to the Compensation Committee, who has the exclusive authority to retain or terminate the consultant.

Our practices exclude:

•    Repricing or replacing of underwater stock options or stock appreciation rights without stockholder approval

•    Providing excessive perquisites to executives

•    Employment agreements for our named executive officers

•    Gross-up payments to cover personal income taxes (other than due on relocation reimbursements as provided under a broad-based program) or excise taxes that pertain to executive or severance benefits (other than pursuant to change in control agreements entered into prior to December 1, 2010)

•    Single-trigger change in control severance payments

•    Automatic vesting of equity awards upon a change in control (for awards granted after January 1, 2019)

40

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis provides information about our compensation objectives and principles for each individual who served as Chief Executive Officer during 2020, the individual who served as our Interim Chief Financial Officer during 2020 and our three other most highly compensated executive officers for 2020 (collectively, our “named executive officers”). Our named executive officers for our 2020 fiscal year were:

Stephen B. Bratspies	Chief Executive Officer
Gerald W. Evans, Jr.	Former Chief Executive Officer
M. Scott Lewis	Chief Accounting Officer and Interim Chief Financial Officer
W. Howard Upchurch	Group President, Innerwear Americas
Michael E. Faircloth	Group President, Global Operations
Joia M. Johnson	Chief Administrative Officer, General Counsel and Corporate Secretary

Our Compensation Discussion and Analysis also contains details about how and why significant compensation decisions were made and places in context the information contained in the tables that follow this discussion.

How We Make Executive Compensation Decisions

The Compensation Committee, advised by its independent compensation consultant, is responsible for overseeing and approving the executive compensation program for the Company’s executive officers, including our named executive officers. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees. However, the Compensation Committee made no such delegation in 2020.

Frederic W. Cook & Co., or “FW Cook,” serves as the Compensation Committee’s executive compensation consultant. FW Cook reports directly to the Compensation Committee, and the Committee has the sole authority to terminate or replace FW Cook at any time. FW Cook assists in the development of compensation programs for our executive officers and our non-employee directors by providing compensation information from our peer group companies (which are described in “How the Compensation Committee uses Peer Groups” on page 42), relevant market trend data, information on current issues in the regulatory and economic environment, recommendations for program design and best practices and corporate governance guidance.

The Compensation Committee realizes that it is essential to receive objective advice from its compensation advisors. Prior to the retention of a compensation consultant or any other external advisor, and from time to time as the Compensation Committee deems appropriate, the Compensation Committee assesses the independence of the advisor from management, taking into consideration all factors relevant to the advisor’s independence, including the factors specified in NYSE listing standards. The Compensation Committee has assessed the independence of FW Cook based on these criteria and concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

At the direction of the Compensation Committee, our management has worked with FW Cook to prepare information about the compensation competitiveness of our executive officers. Our Chief Executive Officer uses this information to make recommendations to the Compensation Committee regarding compensation of these officers, other than himself, and FW Cook provides guidance to the Compensation Committee about those recommendations. FW Cook also makes independent recommendations to the Compensation Committee regarding the compensation of our Chief Executive Officer without the involvement of management. The Compensation Committee uses this information and considers these recommendations in making decisions about executive compensation for all of our executive officers. All decisions regarding compensation of executive officers (other than our Chief Executive Officer) are made solely by the Compensation Committee. The Chief Executive Officer’s compensation is approved by the independent members of the Board of Directors, after reviewing the Compensation Committee’s recommendation.

HANESBRANDS INC.	41

Compensation Discussion and Analysis

In making compensation decisions, the Compensation Committee:

How the Compensation Committee uses Peer Groups

To determine what constitutes a “competitive” compensation package, the Compensation Committee considers total target direct compensation, as well as the allocation among the various elements of compensation, at our peer group companies, as well as general industry pay levels as gathered from publicly-available survey sources. Because of significant differences in the pay practices of our peer group companies, the Compensation Committee does not view this market data as a prescriptive determinant of individual compensation. Rather, it is used by the Compensation Committee as a general guide in its decisions on the amount and mix of total target direct compensation. Ultimately, named executive officer compensation is based on the Compensation Committee’s judgment, taking into account factors described elsewhere in this Compensation Discussion and Analysis that are particular to Hanesbrands and our named executive officers, including, most importantly, actual performance.

The Compensation Committee, with assistance from FW Cook, establishes the Company’s peer group that is used for market comparison purposes.

42

Compensation Discussion and Analysis

In light of these parameters, the Compensation Committee decided to modify the peer group used for purposes of determining prior year compensation by replacing Mattel, Inc. with Levi Strauss & Co. The Committee noted that Mattel narrowly fit within the Company’s selection criteria in terms of revenue size, market capitalization and margins and had undergone multiple Chief Executive Officer transitions that made year-over-year pay comparisons challenging. The Committee felt that Levi Strauss’ industry and business characteristics provided better overall alignment with the selection criteria. The peer group used by the Compensation Committee for purposes of determining 2020 compensation consisted of the following 17 companies:

2020 Peer Group
Apparel Companies	Consumer Products Companies
American Eagle Outfitters, Inc.	The Clorox Company
Carter’s, Inc.	Hasbro, Inc.
Foot Locker, Inc.	The Hershey Company
Gildan Activewear, Inc.	Newell Brands Inc.
L Brands, Inc.	Stanley Black & Decker, Inc.
lululemon athletica inc.
Levi Strauss & Co.
PVH Corp.
Ralph Lauren Corporation
Tapestry, Inc.
The Gap, Inc.
V.F. Corporation

Elements of 2020 Executive Compensation

Total Target Direct Compensation

The following supplemental table shows base salary, AIP and LTIP compensation at the target level for each of our named executive officers for 2021, 2020 and 2019 as approved by our Compensation Committee. This table presents information that is supplemental to, and should not be considered a substitute for, the information contained in the Summary Compensation Table that appears under “Summary Compensation Table” on page 55. This supplemental table is not required by SEC rules. However, we have chosen to include it to provide investors with information on the total target direct compensation levels of our named executive officers and the allocation among the various elements of compensation for the two most recent years reflected in our Summary Compensation Table and for the current year. No information is provided for Mr. Bratspies or Mr. Lewis for 2019 because each first became a named executive officer in 2020. Mr. Evans resigned effective August 3, 2020, and therefore no total target direct compensation was approved for him for 2021.

Using the methodology discussed under “How We Make Executive Compensation Decisions” on page 41, the Compensation Committee determined the total target direct compensation levels of our named executive officers for 2020, as well as the relative mix of base salary, AIP opportunity and LTIP opportunity for those executives.

When setting Mr. Evans’ total target direct compensation level for 2020, the Compensation Committee considered the total compensation opportunity for chief executive officers at our peer group companies, as well as our operating performance and returns to stockholders. Based on those factors, the Compensation Committee did not recommend any changes to Mr. Evans’ total target direct compensation for 2020.

Following a market review of pay practices at our peer group companies and considering changes to the scope of certain officers’ individual responsibilities, the Compensation Committee approved the following increases to the total target direct compensation levels for certain of our other named executive officers:

•	Mr. Lewis’ total target direct compensation for 2020 was increased by approximately 18%. His base salary was increased from $325,000 to $375,000, his target AIP opportunity was increased from $97,500 to $168,750 and his target LTIP opportunity was increased from $150,000 to $175,000. In connection with his appointment as Interim Chief Financial Officer in January 2020, Mr. Lewis also received additional cash compensation of $175,000 per quarter.

HANESBRANDS INC.	43

Compensation Discussion and Analysis

•	Mr. Upchurch’s total target direct compensation for 2020 was increased by approximately 7%. His base salary was increased from $570,000 to $620,000, his target AIP opportunity was increased from $427,500 to $465,000 and his target LTIP opportunity was increased from $1,302,000 to $1,365,000.
•	Mr. Faircloth’s total target direct compensation for 2020 was increased by approximately 8%. His base salary was increased from $560,000 to $610,000, his target AIP opportunity was increased from $420,000 to $457,500 and his target LTIP opportunity was increased from $1,205,000 to $1,282,000.
•	Ms. Johnson’s total target direct compensation for 2020 was increased by approximately 7%. Her base salary was increased from $550,000 to $600,000, her target AIP opportunity was increased from $467,500 to $510,000 and her target LTIP opportunity was increased from $1,182,000 to $1,240,000.

In connection with Mr. Bratspies’ appointment as Chief Executive Officer on August 3, 2020, the Compensation Committee recommended, and the Board of Directors approved, an annual base salary of $1,100,000, a target AIP opportunity of $1,650,000, and a target LTIP opportunity of $6,750,000. In addition, Mr. Bratspies was granted an inducement equity award of stock options in three tranches: (1) options to purchase 83,333 shares with a per share exercise price equal to 100% of the closing price of Hanesbrands’ common stock on the grant date ($14.32) that vest on the first anniversary of the grant date, (2) options to purchase 83,333 shares with a per share exercise price equal to 120% of the closing price of Hanesbrands’ common stock on the grant date ($17.18) that vest on the second anniversary of the grant date, and (3) options to purchase 83,334 shares with a per share exercise price equal to 140% of the closing price of Hanesbrands’ common stock on the grant date ($20.05) that vest on the third anniversary of the grant date. When recommending Mr. Bratspies’ compensation, the Compensation Committee considered the total compensation opportunity for chief executive officers at our peer group companies, as well as the Company’s strategic priorities and the desire to incentivize increased returns to stockholders.

The Compensation Committee approved, at its December 2018 meeting, LTIP awards that were intended to serve as equity incentive compensation for the following fiscal year. The supplemental table below includes the target value of the 2019 LTIP award in the row for fiscal year 2019, as this corresponds to the analysis undertaken by the Compensation Committee in determining total target direct compensation. Under SEC rules, however, we are required to include the grant date fair value of equity awards in the fiscal year in which the award is granted. Therefore, in the Summary Compensation Table on page 55, the grant date fair value for the 2019 LTIP awards is included in the stock awards column for fiscal year 2018.

In December 2019, the Compensation Committee decided to begin granting LTIP awards in January of each year so that the Committee can have the benefit of greater visibility to the financial results for the prior year and the operating plan for the upcoming year when making such decisions. In January 2020, the Compensation Committee granted the 2020 LTIP awards. Therefore, no LTIP awards were granted to our named executive officers during our 2019 fiscal year and no stock awards are shown for 2019 in the Summary Compensation Table on page 55.

44

Compensation Discussion and Analysis

For a discussion of 2021 compensation information reflected in the following supplemental table, see “2021 Compensation Decisions” on page 51.

		Annual Compensation at Target				Long-Term Compensation at Target
Name	Year	Base Salary/% of Value of Total Target Direct Compensation		Value at Target of AIP Compensation/% of Value of Total Target Direct Compensation		Value at Target of LTIP Compensation/% of Value of Total Target Direct Compensation		Value of Total Target Direct Compensation
Stephen B. Bratspies	2021	$1,100,000	11.2%	$1,650,000	16.8%	$7,050,000	72.0%	$9,800,000
	2020	1,100,000	11.6	1,650,000	17.4	6,750,000	71.1	9,500,000
	2019	—	—	—	—	—	—	—
Gerald W. Evans, Jr.	2021	—	—	—	—	—	—	—
	2020	1,100,000	12.2	1,650,000	18.3	6,250,000	69.4	9,000,000
	2019	1,100,000	12.2	1,650,000	18.3	6,250,000	69.4	9,000,000
M. Scott Lewis	2021	375,000	48.8	168,750	22.0	225,000	29.2	768,750
	2020	375,000	52.2	168,750	23.5	175,000	24.3	718,750
	2019	—	—	—	—	—	—	—
W. Howard Upchurch	2021	620,000	25.3	465,500	19.0	1,365,000	55.7	2,450,000
	2020	620,000	25.3	465,500	19.0	1,365,000	55.7	2,450,000
	2019	570,000	24.8	427,500	18.6	1,302,000	56.6	2,299,500
Michael E. Faircloth	2021	630,000	26.4	472,500	19.8	1,282,000	53.8	2,384,500
	2020	610,000	26.0	457,500	19.5	1,282,000	54.6	2,349,500
	2019	560,000	25.6	420,000	19.2	1,205,000	55.1	2,185,000
Joia M. Johnson	2021	600,000	25.5	510,000	21.7	1,240,000	52.8	2,350,000
	2020	600,000	25.5	510,000	21.7	1,240,000	52.8	2,350,000
	2019	550,000	25.0	467,500	21.3	1,182,000	53.7	2,199,500

Metrics and Targets for our Compensation Program

A significant portion of the compensation that our named executive officers may earn is subject to the achievement of Company-wide performance metrics. We believe that the performance of our named executive officers is best viewed through their contributions to long-term stockholder value as reflected by achievement of annual performance metrics that our Compensation Committee believes to be drivers of our strategic business plans and stockholder returns. We use quantifiable performance metrics that are easily calculated and easily understood and that reinforce teamwork and internal alignment.

For 2020, the elements of our executive compensation program subject to the achievement of performance metrics consisted of:

•	the AIP; and
•	the PSA portion of LTIP compensation.

Percentage Payout of Target Incentive Compensation

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Compensation Discussion and Analysis

Generally, executive officers can earn incentive compensation equal to 25% of their targeted amount for performance at the threshold level, 100% of their targeted amount for performance at the target level and 200% of their targeted amount for performance at or above the maximum level. No incentive compensation is payable if performance is below the threshold level, and incentive compensation is capped at 200% of the target amount. Incentive compensation is payable on a straight line basis for performance between the threshold level and the target level, as well as between the target level and the maximum level.

As discussed on page 38 under “COVID-Related Compensation Adjustments,” in connection with the revision of performance targets for the 2020 AIP awards, the Compensation Committee reduced the maximum overall payout percentage (based on the weighted achievement of each metric) from 200% to 125% of any named executive officer’s 2020 target AIP award. No changes were made to the payout structure of the 2020 LTIP awards.

In keeping with our pay for performance culture, we expect our named executive officers to deliver overall results that exceed the target level of performance in order to receive above median market compensation. Performance below the target level of performance is expected to result in below median market compensation.

CEO Potential Compensation Scenarios (Comparison to Peer Group)

The amounts earned by our named executive officers under the performance-based elements of our compensation program are based solely on our performance against pre-established metrics. The Compensation Committee selects metrics that have generally remained constant from year to year and that it considers to be key performance drivers that are important to our stockholders and aligned with our long-term business strategy, supplementing those metrics from time to time as the Compensation Committee deems necessary.

In January 2020, the Compensation Committee established the following performance metrics for 2020 for both the AIP and the PSA portion of LTIP compensation for our named executive officers:

Initial 2020 Performance Metrics and Targets

Metric	Weighting	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2020 Results
Net Sales	20%	$6.679 billion	$6.744 billion	$6.810 billion	$6.664 billion
EPS-XA*	40%	$1.73	$1.77	$1.82	$1.45
Cash flow from operations	40%	$600 million	$750 million	$900 million	$448 million

*

EPS-XA is a non-GAAP financial measure which is used as a performance measure in our executive compensation programs. EPS-XA is defined as diluted earnings per share (“EPS”), excluding certain unusual or nonrecurring charges and gains (“actions”) and the tax effect on such actions. Actions during our 2020 fiscal year include supply chain and other restructuring initiatives, program exit costs, certain COVID-19 related charges, transformation plan charges and discrete tax items. We have chosen to provide this non-GAAP financial measure to investors to enable additional analyses of past, present and future performance and as a supplemental means of evaluating company operations absent the effect of such actions. For a full description of excluded charges and a reconciliation to GAAP EPS, see Appendix A.

46

Compensation Discussion and Analysis

In establishing the initial performance targets for 2020 (the “Initial 2020 Targets”), the Compensation Committee determined to exclude from the measurement of EPS-XA for 2020 the effects of any share repurchases in excess of the $200 million of planned share repurchases incorporated into the Company’s 2020 operating plan and financial guidance. The Company’s share repurchases during the 2020 fiscal year did not exceed $200 million and therefore had no effect on the achievement of the EPS-XA performance measure beyond what was specifically contemplated by the Committee in establishing the EPS-XA target in January 2020.

Revised 2020 AIP Performance Metrics and Targets

As discussed on page 38 under “COVID-Related Compensation Adjustments,” in July 2020, after considering the impact of the COVID-19 pandemic on our operations, the Committee decided to revise the Initial 2020 Targets for the AIP. No changes were made to the performance metrics for the 2020 AIP, which continued to be net sales, EPS-XA, and cash flow from operations. However, the Committee decided to split the annual performance period into two six-month periods, first quarter and second quarter 2020 performance (“First Half”) and third and fourth quarter 2020 performance (“Second Half”), with First Half targets based on the Company’s original (pre-COVID-19) 2020 operating plan and Second Half targets established in July 2020 on the basis of operational and economic uncertainties and challenges expected in the Second Half. The revised AIP targets for 2020 (the “Revised 2020 AIP Targets”) were as follows:

First Half Targets – Weighted 50%

Metric	Weighting	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	First Half FY2020 Results
Net Sales	20%	$3.140 billion	$3.173 billion	$3.202 billion	$3.055 billion
EPS-XA*	40%	$0.63	$0.65	$0.67	$0.65
Cash flow from operations	40%	($42) million	($35) million	($28) million	($18) million

Second Half Targets – Weighted 50%

Metric	Weighting	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Second Half FY2020 Results
Net Sales	20%	$2.549 billion	$3.034 billion	$3.523 billion	$3.609 billion
EPS-XA*	40%	$0.15	$0.62	$1.09	$0.80
Cash flow from operations	40%	$392 million	$585 million	$778 million	$466 million

Under the AIP generally, a payout between 0% and 200% would be determined by the Committee based on achievement of specified performance targets for each applicable 2020 AIP award. However, in connection with the revision of performance targets for the 2020 AIP awards, the Committee reduced the maximum overall payout percentage (based on the weighted achievement of each metric) from 200% to 125% of any named executive officer’s 2020 target AIP award.

Base Salary

We pay base salary to attract talented executives and to provide a fixed base of cash compensation for fulfillment of fundamental job responsibilities. The base salaries for our named executive officers are determined based on their experience and the scope of their responsibilities, both on an individual basis and in relation to the experience and scope of responsibilities of other executives. The Compensation Committee also considers the practices of the companies in our peer group in setting our named executive officers’ base salary. These factors result in different compensation levels among the named executive officers. Base salaries are adjusted periodically (but generally not every year) as part of the Compensation Committee’s annual review of total target direct compensation to reflect individual responsibilities, performance and experience, as well as market compensation levels.

Annual Incentive Plan (AIP)

The AIP is designed to motivate performance by linking a portion of our named executive officers’ compensation to the achievement of key annual results. As discussed in “Metrics and Targets for our Compensation Program – Revised 2020 AIP Performance Metrics and Targets” on page 47, the performance metrics for the AIP for 2020 were net sales, EPS-XA and cash flow from operations.

HANESBRANDS INC.	47

Compensation Discussion and Analysis

Because Mr. Bratspies did not join the Company until August 2020, the Compensation Committee felt that it was most appropriate that Mr. Bratspies’ 2020 AIP award be based solely upon the Second Half Revised 2020 AIP Targets. As a result, Mr. Bratspies earned an AIP payment at 116.82% of his target amount. When approving the 2020 AIP payments for our other named executive officers, the Compensation Committee considered the contribution of PPE sales towards the achievement of the First Half Revised 2020 AIP Targets and determined to include in the measurement of the EPS-XA for the Second Half certain charges related to excess PPE inventory that would have otherwise been excluded. As a result, our other named executive officers earned AIP payments at 90.75% of their target amounts. If no adjustments had been made to the performance targets for 2020 AIP awards, our named executive officers would have earned no payments with respect their 2020 AIP awards based on the Initial 2020 Targets.

Long-Term Incentive Program (LTIP)

The Compensation Committee currently uses equity grants as the primary means of providing long-term incentives to our named executive officers. These LTIP awards are designed to encourage behaviors that drive the long-term growth, profitability and financial success of the Company, align executives’ interests with our stockholders and support retention objectives.

For 2020, two types of LTIP grants were awarded to our named executive officers:

•	PSAs; and
•	time-vested RSUs.

For 2020, 50% of the value of the LTIP opportunity consisted of PSAs and 50% of the value consisted of RSUs.* The terms of these awards are described below:

50% PSAs

At Risk (dependent on stock price)

2020 Grant Date	2021	2022

Vesting Period — 100% vests

- Vests 100% on the third anniversary of the grant date; the number of shares of common stock that will vest will range from 0% to 200% of the number of units granted based on the Company's achievement of the performance metrics discussed on page 45
- Value is tied to changes in our stock price
- Alignment with stockholder interests reinforced by stock ownership guidelines as well as policies prohibiting hedging and pledging
- Generally conditioned on continued employment through vesting date

Performance Share Award for 2020 Fiscal Year

0% — 200%

50% RSUs

At Risk (dependent on stock price)

2020 Grant Date	2021	2022
33% vests	33% vests	34% vests

- Vest 33%, 33% and 34% on the first, second and third anniversary of the grant date, respectively
- Value is tied to changes in our stock price
- Alignment with stockholder interests reinforced by stock ownership guidelines as well as policies prohibiting hedging and pledging
- Generally conditioned on continued employment through vesting date

*	The actual value realized by our named executive officers as result of their 2020 RSU grants will depend on our stock price on the vesting date of each award.

48

Compensation Discussion and Analysis

As discussed in “Metrics and Targets for our Compensation Program – Initial 2020 Performance Metrics and Targets” on page 46, the performance metrics for the PSA portion of the 2020 LTIP awards were net sales, EPS-XA and cash flow from operations. The Committee determined not to make any changes to the Initial 2020 Targets for the PSA portion of the 2020 LITP awards in response to the COVID-19 pandemic. We did not reach the threshold level of performance with respect to the Initial 2020 Targets, and therefore our named executive officers will not receive any shares under their 2020 PSAs.

Post-Employment Compensation

Our named executive officers are eligible to receive post-employment compensation pursuant to the Hanesbrands Inc. Pension Plan (the “Pension Plan”) and/or our defined contribution retirement program, which consists of the Hanesbrands Inc. Retirement Savings Plan (the “401(k) Plan”) and the Hanesbrands Inc. Supplemental Employee Retirement Plan (the “SERP”), and pursuant to Severance/Change in Control Agreements, or “Severance Agreements.” Each of these arrangements is discussed below.

Pension Plan

The Pension Plan is a defined benefit pension plan under which benefits have been frozen since December 31, 2005, intended to be qualified under Section 401(a) of the Internal Revenue Code, that provides the benefits that had accrued for any of our U.S.-based employees, including our named executive officers, as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company. Because the Pension Plan is frozen, no additional employees became participants in the Pension Plan after December 31, 2005, and existing participants in the Pension Plan do not accrue any additional benefits after December 31, 2005.

Defined Contribution Plans

Our defined contribution retirement program for U.S.-based employees consists of the 401(k) Plan and the SERP.

Under the 401(k) Plan, our named executive officers and generally all full-time domestic exempt and non-exempt U.S.-based salaried employees may contribute a portion of their compensation to the plan on a pre-tax basis and receive a matching employer contribution of up to a possible maximum of 4% of their eligible compensation not in excess of certain dollar limits mandated by the Internal Revenue Code. In addition, we may make a discretionary employer contribution to exempt and non-exempt salaried employees of up to an additional 4% of their eligible compensation.

The SERP is a nonqualified supplemental retirement plan that provides two types of benefits:

•	The “Defined Contribution Component” of the SERP provides for employer matching and discretionary contributions to U.S.-based employees whose compensation exceeds a threshold set by the Internal Revenue Code. Although, as described above, the 401(k) Plan provides for employer contributions to our named executive officers at the same percentage of their eligible compensation as provided for all employees who participate in the 401(k) Plan, compensation and benefit limitations imposed on the 401(k) Plan by the Internal Revenue Code generally prevent us from making the entire amount of the employer matching and discretionary contributions contemplated by the 401(k) Plan with respect to any employee whose compensation exceeds a threshold set by Internal Revenue Code provisions, which was $285,000 for 2020. The SERP provides to those employees whose compensation exceeds this threshold, including our named executive officers, benefits that would be earned under the 401(k) Plan but for these limitations. We distribute the accrued vested portion of the Defined Contribution Component of the SERP directly to participants in cash on an annual basis. Any unvested portions of the Defined Contribution Component are credited to the participant’s SERP account and distributed to the participant upon vesting. Each of our named executive officers receive benefits under this portion of the SERP.
•	The “Defined Benefit Component” of the SERP provides benefits consisting of those supplemental retirement benefits that had been accrued as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company. Mr. Evans is our only named executive officer with an unpaid benefit under this portion of the SERP.

Severance Arrangements

We have entered into Severance Agreements with each of our named executive officers, other than Mr. Lewis. Severance Agreements help us attract and retain key talent and also provide important protections to us by discouraging our key executives from competing with us or soliciting our customers or employees for a specified period of time following termination. The Severance Agreements

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Compensation Discussion and Analysis

provide our named executive officers with benefits upon the involuntary termination of their employment other than for wrongful behavior or misconduct. The Severance Agreements also contain change in control benefits for these officers to help keep them focused on their work responsibilities during the uncertainty that accompanies a potential change in control and provide benefits for a period of time after a change in control transaction. We believe the levels of benefits offered by the Severance Agreements are appropriate and competitive. Compensation that could potentially be paid to our named executive officers pursuant to the Severance Agreements is described under “Potential Payments upon Termination or Change in Control” on page 62. Each agreement continues in effect unless we give at least 18 months’ prior written notice that the agreement will not be renewed. In addition, if a change in control occurs during the term of the agreement, the agreement will automatically continue for two years after the end of the month in which the change in control occurs.

Pursuant to the Hanesbrands Inc. Salaried Employee Severance Pay Plan, if Mr. Lewis is terminated for any reason other than for cause (as defined in the Plan), he is entitled to receive a severance benefits in an amount equal to four weeks of base salary for each year of service, with a minimum severance period of 26 weeks and a maximum severance period of 52 weeks.

We also entered into a Transition and Retirement Agreement with Mr. Evans (the “Transition Agreement”) to provide for the smooth transition to the Company’s next Chief Executive Officer. The term of the Transition Agreement began May 4, 2020 and extended until Mr. Evans’ retirement on August 3, 2020 (the “Retirement Date”). Pursuant to the Transition Agreement, Mr. Evans continued to receive an annual salary at his then-current rate and was eligible to continue participation in the Company’s standard benefit plans through the Retirement Date. In addition, Mr. Evans’ outstanding RSUs and PSAs continued their standard vesting up to and after the Retirement Date, in accordance with their terms. The Transition Agreement also provided that Mr. Evans would continue to be eligible for a 2020 AIP award, notwithstanding the fact that the Retirement Date occurred before the end of our 2020 fiscal year. In addition, the Transition Agreement provided that, except for in the event of an unapproved resignation prior to January 2, 2021 or a termination of Mr. Evans’ employment for Cause or a qualifying termination under his Severance Agreement, the Company will retain Mr. Evans as a consultant from the Retirement Date until the end of the Company’s 2021 fiscal year under a consulting agreement (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Evans will provide transition and integration services and will consult with Mr. Bratspies on matters that arose while Mr. Evans was Chief Executive Officer for no more than 20% of normal business hours. Mr. Evans is entitled to a monthly consulting fee of $91,666.67 during the term of the Consulting Agreement. In order to receive payment under the Transition Agreement and the Consulting Agreement, Mr. Evans was required to execute a customary release in favor of the Company and will also be required comply with certain customary non-competition and non-solicitation covenants.

Benefit Plans and Arrangements

Our named executive officers are eligible to participate in certain of our other employee benefits plans and arrangements. These consist of the Hanesbrands Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”), the Hanesbrands Inc. Executive Life Insurance Plan (the “Life Insurance Plan”) and the Hanesbrands Inc. Executive Disability Plan (the “Disability Plan”). In general, these benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to enable executives to save for future financial needs in a tax efficient manner.

Under the Executive Deferred Compensation Plan, a group of approximately 225 U.S.-based employees, generally at the director level and above, including our named executive officers, may defer receipt of cash and equity compensation. This benefit offers tax advantages to eligible employees, permitting them to defer payment of their compensation and defer taxation on that compensation until a future date. The amount of compensation that may be deferred is determined in accordance with the Executive Deferred Compensation Plan based on elections by each participant. Amounts deferred under the Executive Deferred Compensation Plan may, at the election of the executive, (i) earn a fixed rate of interest, which was 2.03% for 2020; (ii) be deemed to be invested in a stock equivalent account (the “HBI Stock Fund”) and earn a return based on the total shareholder return of Hanesbrands’ stock; or (iii) be deemed to be invested in one of a number of other investment funds designated by us from time to time. The amount payable to participants will be payable either on the withdrawal date elected by the participant or upon the occurrence of certain events as provided under the Executive Deferred Compensation Plan. A participant may designate one or more beneficiaries to receive any portion of the obligations payable in the event of death; however, neither participants nor their beneficiaries may transfer any right or interest in the Executive Deferred Compensation Plan.

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Compensation Discussion and Analysis

The Life Insurance Plan provides life insurance benefits to a group of approximately 75 U.S.-based employees, generally at the level of vice president or above, including our named executive officers, who contribute materially to our continued growth, development and future business success. The Life Insurance Plan, which includes both a death benefit and a cash value, provides life insurance coverage during active employment in an amount equal to three times annual base salary, and, depending on the performance of investments in the plan, may offer continuing coverage following retirement. The Life Insurance Plan also provides executives with the opportunity to make voluntary, after-tax contributions that may be allocated by the executive into a range of investment options.

The Disability Plan provides long-term disability benefits for a group of approximately 75 U.S.-based employees, generally at the level of vice president and above, including our named executive officers. If an eligible employee becomes totally disabled, the program will provide a monthly disability benefit equal to 1/12 of the sum of (i) 75% of the employee’s annual base salary up to an amount not in excess of $500,000 and (ii) 50% of the three-year average of the employee’s annual short-term incentive payments up to an amount not in excess of $250,000. The maximum monthly disability benefit is $41,667 and is reduced by any disability benefits that an employee is entitled to receive under Social Security, workers’ compensation, a state compulsory disability law or another plan of Hanesbrands providing benefits for disability.

2021 Compensation Decisions

Using the methodology discussed under “How We Make Executive Compensation Decisions” on page 41, the Compensation Committee determined the total target direct compensation levels of our executive officers for 2021, as well as the relative mix of base salary, AIP opportunity and LTIP opportunity for those executives.

When setting Mr. Bratspies’ total target direct compensation level for 2021, the Compensation Committee considered the total compensation opportunity for chief executive officers at our peer group companies, as well as Mr. Bratspies’ performance and planned strategic initiatives. Based on those factors, the Compensation Committee recommended, and the Board of Directors approved, an increase of approximately 3% to Mr. Bratspies’ total target direct compensation for 2021. No changes were made to Mr. Bratspies’ base salary or target AIP opportunity, but his target LTIP opportunity was increased from $6,750,000 to $7,050,000.

Following a market review of pay practices at our peer group companies and considering changes to the scope of certain officers’ individual responsibilities, the Compensation Committee approved the following increases to the total target direct compensation levels for certain of our other named executive officers:

•	Mr. Lewis’ total target direct compensation for 2021 was increased by approximately 7%. No changes were made to his base salary or target AIP opportunity, but his target LTIP opportunity was increased from $175,000 to $225,000. Mr. Lewis will continue to receive additional cash compensation of $175,000 per quarter during such time as he serves as Interim Chief Financial Officer, pro-rated for any partial quarter. In addition, in January 2021 Mr. Lewis was granted a retention award with a value of $325,000, payable in cash on July 31, 2022, provided that he is actively employed by the Company on such date.
•	Mr. Faircloth’s total target direct compensation for 2021 was increased by approximately 2%. His base salary was increased from $610,000 to $630,000 effective March 1, 2021 and his target AIP opportunity was increased from $457,500 to $472,500. No changes were made to his target LTIP opportunity for 2021. In addition, in January 2021 Mr. Faircloth was granted a retention award with a value of $500,000, payable in cash on July 31, 2022, provided that he is actively employed by the Company on such date.

No changes were made to the total target direct compensation for Mr. Upchurch or Ms. Johnson for 2021; however, their actual 2021 total compensation will be prorated to reflect their planned retirement from the Company in August 2021 and May 2021, respectively.

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Compensation Discussion and Analysis

In February 2021, the Compensation Committee approved the 2021 AIP and LTIP awards, continuing the overall structure of the AIP and LTIP from prior years.

*	For stock awards granted after January 1, 2020, if a named executive officer who ceases active employment with us on or after attaining age 50 or older and completing at least 10 years of service (i) provides us with a least six months’ prior written notice of his or her intended retirement date, (ii) remains actively employed during such notice period, (iii) completes certain transition duties and responsibilities and (iv) enters into a written release of claims against us, all restrictions on the outstanding equity awards requiring continued employment through a vesting date will lapse upon the executive’s retirement. The executive is required to cooperate with us regarding matters arising out of his or her employment and continue to comply with restrictive covenants relating to non-competition, non-solicitation, confidentiality and non-disparagement through the third anniversary of the grant date of the award.

Due to the continuing economic and operational uncertainty resulting from the COVID-19 pandemic that make it difficult to forecast operating plans accurately over an extended period of time, the Compensation Committee decided to set a one-year performance period for the 2021 LTIP awards, combined with a three-year vesting period. However, the Company currently intends to establish a three-year performance period for future LTIP awards, beginning in 2022.

The Compensation Committee also approved performance metrics and targets for 2021 that will be used to determine the amounts earned by our named executive officers under their performance-based pay opportunities. Our named executive officers can earn performance-based compensation equal to 25% of their targeted amount for performance at the threshold level, 100% of their targeted amount for performance at the target level and 200% of their targeted amount for performance at or above the maximum level. No performance-based compensation is payable if performance is below the threshold level, and incentive compensation is capped at 200% of the target amount. Performance-based compensation is payable on a straight-line basis for performance between the threshold level and the target level, as well as between the target level and the maximum level.

The Compensation Committee decided to move away from a single set of performance metrics for the 2021 AIP and LTIP awards and instead establish a separate set of metrics for each program. The Committee felt this design change would better align the Company’s compensation programs with current market practice.

The Compensation Committee chose net organic sales, operating income (excluding actions) and net inventory as the performance metrics for the 2021 AIP because the Committee believes these metrics are aligned with areas of strategic focus, key drivers of long-term sustainable stockholder value creation and fundamental elements of consistent, stable growth. In establishing the AIP performance targets for 2021, the Compensation Committee considered the continuing operating and economic uncertainty resulting from the COVID-19 pandemic and the resulting difficulty in forecasting operating plans for the full 2021 fiscal year and decided to again split the annual performance period into two six-month periods, first and second quarter 2021 performance (“First Half 2021”) and third and fourth quarter 2021 performance (“Second Half 2021”), with the achievement percentage for First Half 2021 and Second Half 2021 weighted equally in determining the overall achievement percentage for the performance period. The Compensation Committee established the First Half 2021 performance targets in January 2021 and anticipates establishing the Second Half 2021 performance targets in the second quarter of 2021.

The Compensation Committee selected cash flow from operations and EPS-XA as the performance metrics for the 2021 LTIP because the Committee believes these metrics have the ability to align the performance of our named executive officers with stockholder value by incorporating aspects of growth, profitability and capital efficiency. In addition, the Committee believes strong

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Compensation Discussion and Analysis

cash flow from operations has the ability to enhance stockholder value in numerous ways, including strategic investment, dividends and stock repurchases. In light of the long-term nature of the program, the Committee decided to again utilize a single set of performance targets for the entire 2020 LTIP performance period.

Additional Information

Consideration of Prior Stockholder Advisory Vote on Executive Compensation

At our 2020 Annual Meeting of Stockholders, our stockholders had the opportunity to cast an advisory “say on pay” vote on our executive compensation. Our stockholders approved the compensation of our named executive officers as disclosed in the Proxy Statement for that meeting with over 90% support. Our Board of Directors, and the Compensation Committee in particular, considered this strong level of support, as well as the executive compensation programs of our peer group of companies, our past operating performance and planned strategic initiatives, in making the determination that the fundamental characteristics of our executive compensation program should continue this year.

No Tax Gross-Ups

We do not increase payments to any executive officer to cover non business-related personal income taxes, other than the personal income taxes due on relocation reimbursements, which is provided under a broad-based program. Beginning December 1, 2010, we eliminated excise tax gross-ups with respect to new or amended Severance Agreements.

Clawbacks and Recoupment

The Compensation Committee has adopted a clawback policy in order to further align the interests of employees with the interests of our stockholders and strengthen the link between total compensation and the Company’s performance. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we may, in the discretion of the Compensation Committee (as it applies to current or former executive officers) or the Chief Executive Officer (as it applies to any other employee), seek to recover, from any employee who received cash- or equity-based incentive compensation during the three-year period preceding the date on which we are required to prepare an accounting restatement, the amount by which such person’s cash- or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Additionally, the documents governing both our cash-based AIP and our equity-based LTIP provide that if an employee violates our Global Code of Conduct or engages in certain activities that are harmful to the interests of the Company, we may recover any incentive compensation paid to that person within the 12-month period immediately preceding such wrongful conduct.

Stock Ownership and Retention Guidelines

We believe that our executives should have a significant ownership position in Hanesbrands. To promote such equity ownership and further align the economic interests of our executives with our stockholders, we have adopted stock ownership guidelines for our key executives, including our named executive officers.

Our Chief Executive Officer (Mr. Evans, prior to August 3, 2020, and Mr. Bratspies, effective August 3, 2020) is required to own Hanesbrands stock valued at six times his annual base salary; all other named executive officers are generally required to own Hanesbrands stock valued at two times (in the case of Mr. Upchurch and Mr. Faircloth) or three times (in the case of Ms. Johnson) his or her base salary. Mr. Lewis, who is serving as Chief Financial Officer in an interim capacity, is required to own Hanesbrands stock equal to his base salary. Until the requirements of the stock ownership guidelines are met, an executive is required to retain 50% of any shares received (on a net after-tax basis) under our stock-based compensation plans. Our named executive officers and other key executives have a substantial portion of their incentive compensation paid in the form of our common stock. In addition to shares directly held by a key executive, shares held for such executive in the 401(k) Plan, the Executive Deferred Compensation Plan and the SERP, including hypothetical share equivalents held in the latter two plans, are counted for purposes of determining whether the ownership requirements are met. All of our named executive officers are in compliance with these stock ownership and retention guidelines.

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Compensation Discussion and Analysis

Prohibitions on Pledging, Hedging and Other Derivative Transactions

Under our insider trading policy, directors and executive officers, including our named executive officers, are required to clear in advance all transactions in our securities with Hanesbrands’ law department. Further, no director, executive officer or other employee is permitted to (i) pledge or margin our securities as collateral for a loan obligation, (ii) engage in “short sales” or “sales against the box” or trade in puts, calls or other options on our securities or (iii) purchase any financial instrument or contract that is designed to hedge or offset any risk of decrease in the market value of our securities. These provisions are part of our overall program to prevent any of our directors, officers or employees from trading on material non-public information.

Compensation Risk Assessment

The Compensation Committee, in consultation with FW Cook, annually reviews our current compensation policies and practices and believes that, in light of their overall structure, the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Some of the key factors supporting the Compensation Committee’s conclusion include: (i) a reasonable degree of balance with respect to the mix of cash and equity compensation and short-term and longer-term performance focus; (ii) the use of multiple performance metrics in our AIP and LTIP awards; (iii) multiple year vesting for equity awards; (iv) robust executive and non-employee director stock ownership guidelines; (v) an insider trading policy that includes prohibitions on hedging and pledging of our stock; and (vi) an incentive compensation clawback policy.

Tax Treatment of Certain Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility of certain compensation paid to our Chief Executive Officer and certain of our other named executive officers (and, beginning in 2018, certain former executive officers) to $1 million per year. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Internal Revenue Code could be excluded from this $1 million limit. As a result, we have historically adopted policies and practices that were intended to qualify certain awards as performance-based compensation under Section 162(m) and qualify for the maximum possible tax deduction.

On December 22, 2017, the U.S. federal government enacted tax reform legislation commonly referred to as the Tax Cuts and Jobs Act, which substantially modified the Internal Revenue Code and, among other things, eliminated the performance-based compensation exception under Section 162(m). As a result, we are generally no longer able to deduct compensation amounts over $1 million paid to our Chief Executive Officer and certain current or former executive officers unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

In making decisions about executive compensation, we continue to consider the impact of other regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and the “golden parachute” provisions of Section 280G of the Internal Revenue Code. We also consider how various elements of compensation will impact our financial results. In this regard, we consider the impact of applicable stock compensation accounting rules, which determine how we recognize the cost of employee services received in exchange for awards of equity instruments.

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Compensation Discussion and Analysis

Executive Compensation

Summary of Compensation

The following table sets forth a summary of compensation earned by or paid to our named executive officers for our 2020, 2019 and 2018 fiscal years, as applicable.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)		Bonus ($)		Stock Awards ($) (2) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (1) (4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total Compensation ($)
Stephen B. Bratspies	2020	$458,333		$—		$2,812,505	$655,689	$803,150		$—	$99,388	$4,829,065
Chief Executive Officer
Gerald W. Evans, Jr.	2020	666,378	(7)	—		6,249,987	—	873,481		306,123	1,373,487	9,469,457
Former Chief Executive	2019	1,100,000		—		—	—	2,308,680		361,586	186,059	3,956,325
Officer	2018	1,100,000		—		6,249,987	—	1,303,170		—	179,551	8,832,708
M. Scott Lewis	2020	361,790		700,000	(8)	175,001	—	439,009	(8)	—	40,564	1,716,363
Chief Accounting Officer
and Interim Chief Financial
Officer
W. Howard Upchurch	2020	598,159		—		1,364,999	—	421,994		67,697	73,942	2,526,791
Group President,	2019	570,000		—		—	—	598,158		88,177	54,837	1,311,172
Innerwear Americas	2018	570,000		—		1,302,000	—	337,640		—	50,317	2,259,956
Michael E. Faircloth	2020	588,511		—		1,282,009	—	415,187		31,843	75,202	2,392,753
Group President,	2019	560,000		—		—	—	587,664		41,052	56,227	1,244,943
Global Operations	2018	560,000		—		1,205,012	—	331,716		—	51,270	2,147,998
Joia M. Johnson	2020	578,864		—		1,240,002	—	462,832		—	79,409	2,361,107
Chief Administrative	2019	550,000		—		—	—	654,126		—	59,327	1,263,453
Officer, General Counsel and Corporate Secretary	2018	550,000		—		1,182,008	—	369,232		—	55,116	2,156,356

(1)	The amounts shown include deferrals to the 401(k) Plan and the Executive Deferred Compensation Plan.
(2)	Prior to 2019, the Compensation Committee approved, at its December meeting, LTIP awards that were intended to serve as equity incentive compensation for the following fiscal year. Therefore, in the Summary Compensation Table above, the grant date fair value for the 2019 LTIP awards is included in the stock awards column for fiscal year 2018. In December 2019, the Compensation Committee decided to begin approving LTIP awards in January of each year so that the Committee can have the benefit of greater visibility to the financial results for the prior year and the operating plan for the upcoming year when making such decisions. In January 2020, the Compensation Committee approved the 2020 LTIP awards. Therefore, no LTIP awards were granted to our named executive officers during our 2019 fiscal year and no stock awards are shown for 2019 in the Summary Compensation Table above.

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Compensation Discussion and Analysis

(3)	The amounts shown reflect the aggregate grant date fair value of awards during the year shown, computed in accordance with Topic 718 of the FASB Accounting Standards Codification. The assumptions we used in valuing these awards are described in Note 6, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. These amounts do not correspond to the actual value that may be recognized by the officer. Additional information regarding outstanding awards, including exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal 2020 Year End” table on page 58. The amounts shown under “Stock Awards” include: (i) grants of restricted stock units (“RSUs”) and (ii) performance share awards (“PSAs”), as shown below:

	Year	Grant Date Fair Value of PSAs	Grant Date Fair Value of RSUs	Total Grant Date Fair Value of Stock Awards
Stephen B. Bratspies	2020	$1,406,253	$1,406,253	$2,812,505
Gerald W. Evans, Jr.	2020	3,124,993	3,124,993	6,249,987
	2019	—	—	—
	2018	3,124,993	3,124,993	6,249,987
M. Scott Lewis	2020	87,500	87,500	175,001
W. Howard Upchurch	2020	682,499	682,499	1,364,999
	2019	—	—	—
	2018	651,000	651,000	1,302,000
Michael E. Faircloth	2020	641,005	641,005	1,282,009
	2019	—	—	—
	2018	602,506	602,506	1,205,012
Joia M. Johnson	2020	620,001	620,001	1,240,002
	2019	—	—	—
	2018	591,004	591,004	1,182,008

As previously discussed, no PSAs or RSUs were granted to our named executive officers during our 2019 fiscal year and no PSA or RSU awards are shown for 2019 in the Summary Compensation Table.

The amounts shown above for PSAs represent the grant date value based on the probable outcome of the performance conditions. The value of such awards at the grant date assuming that the maximum level of performance conditions was achieved was as follows: for Mr. Bratspies: $2,812,505 in 2020; for Mr. Evans: $6,249,987 in 2018 and $6,249,987 in 2020; for Mr. Lewis: $175,001 in 2020; for Mr. Upchurch: $1,302,000 in 2018 and $1,364,999 in 2020; for Mr. Faircloth: $1,205,012 in 2018 and $1,282,009 in 2020; and for Ms. Johnson: $1,182,008 in 2018 and $1,240,002 in 2020.

The amount shown under “Option Awards” includes an inducement equity grant for Mr. Bratspies consisting of three tranches of stock options: (1) options to purchase 83,333 shares with a per share exercise price equal to 100% of the closing price of Hanesbrands’ common stock on the grant date ($14.32) that vest on the first anniversary of the grant date; (2) options to purchase 83,333 shares with a per share exercise price equal to 120% of the closing price of Hanesbrands’ common stock on the grant date ($17.18) that vest on the second anniversary of the grant date; and (3) options to purchase 83,334 shares with a per share exercise price equal to 140% of the closing price of Hanesbrands’ common stock on the grant date ($20.05) that vest on the third anniversary of the grant date.

(4)	The amount shown reflects the amount earned for such year under the AIP, which amount was paid after the end of such year.
(5)	Neither the Executive Deferred Compensation Plan nor the SERP provide for “above-market” or preferential earnings as defined in applicable SEC rules. Increases in pension values are determined for the periods presented; because the defined benefit arrangements are frozen, the amounts shown in this column represent solely the increase in the actuarial value of pension benefits previously accrued as of December 31, 2005.
(6)	For our 2020 fiscal year, the amounts shown in the “All Other Compensation” column include the following: (i) life insurance policy premiums ($6,295 for Mr. Lewis, $7,937 for Mr. Upchurch, $10,321 for Mr. Faircloth and $11,705 for Ms. Johnson); (ii) long-term disability insurance policy premiums ($10,505 for Mr. Bratspies); (iii) accidental death and dismemberment insurance policy premiums ($144 for Mr. Bratspies); (iv) our contributions pursuant to defined contribution retirement programs, which consists of the qualified 401(k) Plan ($3,667 for Mr. Bratspies and $17,000 for each of Mr. Evans, Mr. Lewis, Mr. Upchurch, Mr. Faircloth and Ms. Johnson), the nonqualified SERP ($6,933 for Mr. Bratspies, $150,066 for Mr. Evans, $17,269 for Mr. Lewis, $49,005 for Mr. Upchurch, $47,881 for Mr. Faircloth and $50,704 for Ms. Johnson); (v) payments pursuant to Mr. Evans’ Transition and Retirement Agreement ($582,506); (vi) relocation expenses ($46,221 for Mr. Bratspies); (vi) reimbursement of taxes owed with respect to relocation benefits ($31,918 for Mr. Bratspies); and (vi) entertainment and meals ($77 for Mr. Evans).
(7)	Mr. Evans retired effective August 3, 2020. The amount shown reflects Mr. Evans’ prorated base salary and accrued but unused vacation time.
(8)	Mr. Lewis received additional cash compensation of $175,000 per quarter in connection with his service as Interim CFO, which amounts were included with base salary in calculating Mr. Lewis’ 2020 AIP award.

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Compensation Discussion and Analysis

Grants of Plan-Based Awards

The following table sets forth a summary of grants of plan-based awards to our named executive officers during our 2020 fiscal year.

Grants of Plan-Based Awards in 2020

									All Other Stock Awards:	All Other Option Awards:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock	Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards ($) (1)
Stephen B. Bratspies	8/3/2020	(2)	$171,875	$687,500	$1,375,000	—	—	—	—	—	$ —	$ —
	8/3/2020	(3)	—	—	—	24,551	98,202	196,404	—	—	—	1,406,253	(4)
	8/3/2020	(5)	—	—	—	—	—	—	98,202	—	—	1,406,253
	8/3/2020	(6)	—	—	—	—	—	—	—	83,333	14.32	260,540
	8/3/2020	(6)	—	—	—	—	—	—	—	83,333	17.18	215,210
	8/3/2020	(6)	—	—	—	—	—	—	—	83,334	20.05	179,939
Gerald W. Evans, Jr.	1/28/2020	(2)	240,625	962,500	1,925,000	—	—	—	—	—	—	—
	1/28/2020	(3)	—	—	—	54,902	219,606	439,212	—	—	—	3,124,993	(4)
	1/28/2020	(5)	—	—	—	—	—	—	219,606	—	—	3,124,993
M. Scott Lewis	1/28/2020	(2)	120,938	483,750	967,500	—	—	—	—	—	—	—
	1/28/2020	(3)	—	—	—	1,537	6,149	12,298	—	—	—	87,500	(4)
	1/28/2020	(5)	—	—	—	—	—	—	6,149	—	—	87,500
W. Howard Upchurch	1/28/2020	(2)	116,250	465,000	930,000	—	—	—	—	—	—	—
	1/28/2020	(3)	—	—	—	11,991	47,962	95,924	—	—	—	682,499	(4)
	1/28/2020	(5)	—	—	—	—	—	—	47,962	—	—	682,499
Michael E. Faircloth	1/28/2020	(2)	114,375	457,500	915,000	—	—	—	—	—	—	—
	1/28/2020	(3)	—	—	—	11,262	45,046	90,092	—	—	—	641,005	(4)
	1/28/2020	(5)	—	—	—	—	—	—	45,046	—	—	620,005
Joia M. Johnson	1/28/2020	(2)	127,500	510,000	1,020,000	—	—	—	—	—	—	—
	1/28/2020	(3)	—	—	—	10,893	43,570	87,140	—	—	—	620,001	(4)
	1/28/2020	(5)	—	—	—	—	—	—	43,570	—	—	620,001

(1)	The amounts shown in the “Grant Date Fair Value” column reflect the aggregate grant date fair value of the awards, computed in accordance with Topic 718 of the FASB Accounting Standards Codification.
(2)	This award is the AIP award for the 2020 fiscal year. See “Annual Incentive Plan (AIP)” on page 47 for a discussion of the amounts paid under the AIP for the 2020 fiscal year.
(3)	This award is the portion of the LTIP award for 2020 that consists of the PSA. If earned, the award would vest on the third anniversary of the grant date, and the number of shares of common stock that would vest would have ranged from 0% to 200% of the number of shares granted based on our achievement of pre-established performance metrics for our 2020 fiscal year. As a result of our 2020 performance, our named executive officers will not receive any shares under the 2020 PSA awards. See “Long-Term Incentive Program (LTIP)” on page 48 for a discussion of these awards.
(4)	Represents the grant date fair value of the portion of the LTIP award for 2020 that consists of the PSA, assuming achievement at the target level.
(5)	This award represents the portion of the LTIP award for 2020 that consists of restricted stock units. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the date of grant. See “Long-Term Incentive Program (LTIP)” on page 48 for a discussion of these awards.
(6)	In connection with Mr. Bratspies’ appointment as Chief Executive Officer on August 3, 2020, Mr. Bratspies was granted an inducement equity award of stock options in three tranches: (1) options to purchase 83,333 shares with a per share exercise price equal to 100% of the closing price of Hanesbrands’ common stock on the grant date ($14.32) that vest on the first anniversary of the grant date; (2) options to purchase 83,333 shares with a per share exercise price equal to 120% of the closing price of Hanesbrands’ common stock on the grant date ($17.18) that vest on the second anniversary of the grant date; and (3) options to purchase 83,334 shares with a per share exercise price equal to 140% of the closing price of Hanesbrands’ common stock on the grant date ($20.05) that vest on the third anniversary of the grant date.

HANESBRANDS INC.	57

Compensation Discussion and Analysis

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at the end of our 2020 fiscal year for each of our named executive officers.

Outstanding Equity Awards at Fiscal 2020 Year End

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Stephen B. Bratspies	(2)	—	—	$ —	—	98,202	$1,431,785	—	$—
	(3)	—	83,333	14.32	8/3/2030	—	—	—	—
	(4)	—	83,333	17.18	8/3/2030	—	—	—	—
	(5)	—	83,334	20.05	8/3/2030	—	—	—	—
Gerald W. Evans, Jr.	(3)	—	—	—	—	219,606	3,201,855	—	—
	(6)	—	—	—	—	293,850	4,284,333	—	—
	(7)	—	—	—	—	71,405	1,041,085	—	—
M. Scott Lewis	(2)	—	—	—	—	6,149	89,652	—	—
	(6)	—	—	—	—	7,052	102,818	—	—
	(7)	—	—	—	—	1,714	24,990	—	—
W. Howard Upchurch	(2)	—	—	—	—	47,962	699,286	—	—
	(6)	—	—	—	—	61,215	892,515	—	—
	(7)	—	—	—	—	14,876	216,892	—	—
Michael E. Faircloth	(2)	—	—	—	—	45,046	656,771	—	—
	(6)	—	—	—	—	56,655	826,030	—	—
	(7)	—	—	—	—	13,767	200,723	—	—
Joia M. Johnson	(2)	—	—	—	—	43,570	635,251	—	—
	(6)	—	—	—	—	55,573	810,254	—	—
	(7)	—	—	—	—	13,506	196,917	—	—

(1)	Calculated by multiplying $14.58, the closing market price of our common stock on December 31, 2020, by the number of restricted stock units or performance shares which have not vested.
(2)	This award was granted on January 28, 2020 and is the portion of the 2020 LTIP award that consists of restricted stock units. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the grant date.
(3)	These stock options were granted on August 3, 2020 and vest 100% on the first anniversary of the grant date.
(4)	These stock options were granted on August 3, 2020 and vest 100% on the second anniversary of the grant date.
(5)	These stock options were granted on August 3, 2020 and vest 100% on the third anniversary of the grant date.
(6)	This award was granted on December 11, 2018 and is the portion of the 2019 LTIP award that consists of performance shares. This award will vest on the third anniversary of the grant date.
(7)	This award was granted on December 11, 2018 and is the portion of the 2019 LTIP award that consists of restricted stock units. The restricted stock units vest 33%, 33% and 34% on the first anniversary, the second anniversary and the third anniversary, respectively, of the grant date.

58

Compensation Discussion and Analysis

Option Exercises and Stock Vested

The following table sets forth certain information with respect to options exercised and stock awards vested during our 2020 fiscal year with respect to the named executive officers.

Option Exercises and Stock Vested in 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen B. Bratspies	—	$ —	—	$—
Gerald W. Evans, Jr.	78,800	703,684	237,832	3,320,135
M. Scott Lewis	—	—	5,708	79,684
W. Howard Upchurch	36,036	370,180	49,545	691,648
Michael E. Faircloth	6,132	48,719	45,855	640,136
Joia M. Johnson	—	—	44,978	627,893

Pension Benefits

Certain of our executive officers participate in the Pension Plan and the SERP. The Pension Plan is a frozen, defined benefit pension plan, intended to be qualified under Section 401(a) of the Internal Revenue Code, that provides the benefits that had accrued for our U.S.-based employees, including certain of our named executive officers, as of December 31, 2005 under a plan maintained by our former parent company prior to our becoming an independent public company. A participant’s total benefit payable pursuant to the Pension Plan consists of two parts: a pension benefit and a retirement benefit. Different optional forms of payment are available for each benefit. The Defined Benefit Component of the SERP is an unfunded deferred compensation plan that, in part, will provide the nonqualified supplemental pension benefits that had accrued for certain of our U.S.-based employees, including certain of our named executive officers, under a plan maintained by our former parent company.

Normal retirement age is age 65 for purposes of both the Pension Plan and the Defined Benefit Component of the SERP. With respect to the Defined Benefit Component of the SERP and the pension benefit under the Pension Plan, participants who have attained at least age 55 and completed at least 10 years of service are eligible for unreduced benefits at age 62; participants who choose to commence benefits between ages 55 and 61 are eligible for proportionally reduced benefits based on actuarial tables. With respect to the retirement benefit under the Pension Plan, participants who have attained at least age 55 and completed at least 10 years of service are eligible for unreduced benefits at age 65; participants who choose to commence benefits between ages 55 and 64 are eligible for proportionally reduced benefits based on actuarial tables. The only named executive officers to have any portion of their Pension Plan benefit determined under the retirement benefit are Mr. Evans and Mr. Upchurch. Other than Mr. Evans and Mr. Upchurch, none of our named executive officers is currently eligible for early retirement under the Pension Plan or the SERP. The normal form of benefits under the Pension Plan is a life annuity for single participants and a qualified joint and survivor annuity for married participants. The normal form of benefits under the SERP is a lump sum.

At the end of 2008, we provided all active participants in the SERP with an election to receive the accrued Defined Benefit Component of their SERP benefit in the form of a lump sum payment in 2009 or 2010. We offered this election as part of the required changes mandated by Section 409A of the Internal Revenue Code, and eligible participants could make this election in addition to or instead of any election with respect to the Defined Contribution Component of the SERP. The value of the lump sum payment with respect to the Defined Benefit Component of the SERP was calculated based on the participant’s age 65 SERP Defined Benefit Component benefit and an interest rate of 5.25%. The lump sum amounts do not include the value of any early retirement subsidies and accordingly may be significantly less valuable than the amount the participant could have received if the participant had been eligible for early retirement (at least age 55 with 10 years of service) when the participant’s employment with us terminates. Any SERP participant who elected to receive this lump sum payment will not be entitled to any additional payments with respect to the Defined Benefit Component of the SERP. Mr. Upchurch and Mr. Faircloth elected to receive a lump sum payment in 2009; none of the other executive officers elected to receive a lump sum payment from the Defined Benefit Component of the SERP.

HANESBRANDS INC.	59

Compensation Discussion and Analysis

The following table sets forth certain information with respect to the value of pension benefits accumulated by our named executive officers at the end of 2020.

Pension Benefits — 2020

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Stephen B. Bratspies (2)	—	—	$—	$—
Gerald W. Evans, Jr.	Pension Plan	22.50	828,012	—
	SERP	22.50	1,629,566	42,342
M. Scott Lewis (2)	—	—	—	—
W. Howard Upchurch	Pension Plan	18.33	488,616	—
Michael E. Faircloth	Pension Plan	8.58	216,814	—
Joia M. Johnson (2)	—	—	—	—

(1)	Present values for the Pension Plan are computed as of January 2, 2021, using a discount rate of 2.58% and a healthy mortality table (the SOA Pri-2012 mortality study projected generationally from 2012 with SOA Scale MP-2020). For the pension benefit, we assume 45% of males elect a single life annuity and 55% select a 50% joint and survivor annuity, and that 70% of females elect a single life annuity and 30% select a 50% joint and survivor annuity. For the retirement benefit, we assume that 50% of males elect a seven-year certain only annuity, 22.5% select a single life annuity and 27.5% select a 50% joint and survivor annuity, and that 50% of females elect a seven-year certain only annuity, 35% select a single life annuity and 15% select a 50% joint and survivor annuity. When calculating the seven-year certain only annuity, a 1.6% interest rate and the mortality prescribed under Revenue Ruling 2001-62 is assumed for converting the single life annuity benefit to an actuarial equivalent seven-year certain only annuity. If a participant has both a pension benefit and a retirement benefit, the payment form assumption is applied to each benefit amount separately, in all cases assuming the participant commences each portion of the benefit at the earliest unreduced age. Benefits under the Defined Benefit Component of the SERP are payable as a lump sum, which lump sum has been computed using the SERP’s interest rate of 1.75% (120% of the November 30-year Treasury rate for each year, rounded to the nearest 1/4%) and the mortality prescribed under Revenue Ruling 2001-62. Present values as of January 2, 2021 of the SERP lump sum are determined using a discount rate of 2.27%. For both the Pension Plan and the SERP, we also used the following assumptions: (i) the portion of the benefit that is payable as an unreduced benefit at age 62, the earliest unreduced commencement age under the Pension Plan for the pension benefit and the SERP, was valued at age 62 assuming the officer continues to work until that age in order to become eligible for unreduced benefits, (ii) the portion of the benefit that is payable as an unreduced benefit at age 65, the earliest unreduced commencement age under the Pension Plan for the retirement benefit, was valued at age 65 assuming the officer survives until that age in order to become eligible to receive the retirement benefit unreduced and (iii) the values of the benefits have been discounted assuming the officer continues to live until the assumed benefit commencement age (no mortality discount has been applied). All of the foregoing assumptions, except for the assumption that the officer lives and works until retirement, which we have used in light of SEC rules, are the same as those we use for financial reporting purposes under generally accepted accounting principles.
(2)	Mr. Bratspies, Mr. Lewis and Ms. Johnson do not have any pension benefits because they were not eligible to accrue benefits prior to December 31, 2005.

60

Compensation Discussion and Analysis

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to contributions to and withdrawals from nonqualified deferred compensation plans by our named executive officers during our 2020 fiscal year, and the aggregate balance at fiscal year-end. For more information regarding these plans, see “Defined Contribution Plans” and “Benefit Plans and Arrangements” on pages 49 and 50, respectively.

Nonqualified Deferred Compensation — 2020

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Stephen B. Bratspies	Executive Deferred	$—	$—		$—	$—		$—
	Compensation Plan
	SERP	—	6,933	(2)	—	—	(3)	6,933	(4)
Gerald W. Evans, Jr.	Executive Deferred	—	—		—	—		—
	Compensation Plan
	SERP	—	150,066	(2)	—	127,390	(3)	107,602	(4)
M. Scott Lewis	Executive Deferred	—	—		—	—		—
	Compensation Plan
	SERP	—	17,269	(2)	—	26,220	(3)	8,528	(4)
W. Howard Upchurch	Executive Deferred	—	—		—	—		—
	Compensation Plan
	SERP	—	49,005	(2)	—	37,658	(3)	36,453	(4)
Michael E. Faircloth	Executive Deferred	—	—		—	—		—
	Compensation Plan
	SERP	—	47,881	(2)	—	36,703	(3)	35,647	(4)
Joia M. Johnson	Executive Deferred	—	—		—	—		—
	Compensation Plan
	SERP	—	50,704	(2)	—	38,354	(3)	37,920	(4)

(1)	No portion of these earnings were included in the Summary Compensation Table because neither the Executive Deferred Compensation Plan nor the SERP provides for “above-market” or preferential earnings as defined in applicable SEC rules.
(2)	This amount represents Company contributions to the SERP during 2020 and are also included in the “All Other Compensation” column of the Summary Compensation Table on page 55.
(3)	This amount represents Company contributions credited under the SERP during 2019 that were distributed in cash to the respective named executive officers during 2020.
(4)	This amount represents the SERP balance as of January 2, 2021, after taking into account the distributions, described in the preceding footnote, made with respect to the named executive officer’s account in 2020.

HANESBRANDS INC.	61

Compensation Discussion and Analysis

Potential Payments upon Termination or Change in Control

The termination benefits provided to our named executive officers, upon their voluntary termination of employment due to resignation or retirement, or termination due to death or total and permanent disability, do not discriminate in scope, terms or operation in favor of these officers compared to the benefits offered to all salaried employees. The following describes the potential payments to these officers upon an involuntary severance or a termination of employment in connection with a change in control. The information presented in this section is computed assuming that the triggering event took place on December 31, 2020, the last business day of our 2020 fiscal year, and that the value of a share of our common stock is $14.58, the closing price per share of our common stock on December 31, 2020.

Termination or Change in Control Payments

		Voluntary Termination		Involuntary Termination
		Resignation (1)	Retirement (2)	For Cause (1)	Not For Cause		Change in Control
Stephen B. Bratspies	Severance	$—	$—	$—	$ 1,100,000	(3)	$ 8,250,000	(4)
	LTIP	—	—	—	—		1,143,452	(5)
	Benefits and perquisites	—	—	—	6,500	(6)	234,697	(7)
	Tax gross-up/reduction	—	—	—	—		—	(8)
	Total	—	—	—	1,106,500		9,938,149
Gerald W. Evans Jr. (9)	Severance	—	—	—	—		—
	Transition Services Payments	—	2,306,314	—	—		—
	LTIP	—	8,527,273	—	—		—
	Benefits and perquisites	—	—	—	—		—
	Tax gross-up/reduction	—	—	—	—		—
	Total	—	10,833,588	—	—		—
M. Scott Lewis	Severance	—	—	—	375,000	(3)	375,000	(4)
	LTIP	—	217,461	—	—		217,461	(5)
	Benefits and perquisites	—	—	—	12,795	(6)	12,795	(7)
	Tax gross-up/reduction	—	—	—	—		—	(8)
	Total	—	217,461	—	387,795		605,256
W. Howard Upchurch	Severance	—	—	—	1,240,000	(3)	2,190,190	(4)
	LTIP	—	1,808,693	—	—		1,808,693	(5)
	Benefits and perquisites	—	—	—	22,930	(6)	143,814	(7)
	Tax gross-up/reduction	—	—	—	—		—	(8)
	Total	—	1,808,693	—	1,262,930		4,142,696
Michael E. Faircloth	Severance	—	—	—	1,220,000	(3)	2,142,070	(4)
	LTIP	—	1,683,523	—	—		1,683,523	(5)
	Benefits and perquisites	—	—	—	27,864	(6)	163,522	(7)
	Tax gross-up/reduction	—	—	—	—		—	(8)
	Total	—	1,683,253	—	1,247,864		3,989,115
Joia M. Johnson	Severance	—	—	—	1,200,000	(3)	2,239,097	(4)
	LTIP	—	1,642,422	—	—		1,642,422	(5)
	Benefits and perquisites	—	—	—	30,729	(6)	157,628	(7)
	Tax gross-up/reduction	—	—	—	—		—	(8)
	Total	—	1,642,422	—	1,230,729		4,039,147

(1)	A named executive officer who is terminated by us for cause, or who voluntarily resigns (other than at our request) or retires, will receive no severance benefit.
(2)	Under the terms of all outstanding stock awards granted to employees prior to January 1, 2020, including those granted to our named executive officers, if the employee ceases active employment with us on or after attaining age 50 or older and completing at least 10 years of service, the outstanding stock award will continue to vest in accordance with the vesting schedule set forth in the applicable award agreement, so long as the employee has entered into a written release of claims against us and complies with restrictive covenants relating to non-competition, non-solicitation, confidentiality and non-disparagement through the vesting period. For stock awards granted after January 1, 2020, if an employee who ceases active employment with us on or after attaining age 50 or older and completing at least 10 years of service (i) provides us with a least six months’ prior written notice of his or her intended retirement date, (ii) remains actively employed during such notice period, (iii) completes certain transition duties and responsibilities and (iv) enters into a written release of claims against us, all restrictions on the outstanding equity awards requiring continued employment through a vesting date will lapse upon the employee’s retirement and the award will be paid to the employee not later than two and one-half months following the end of the calendar year in which he or she retires. The employee is required to cooperate with us regarding matters arising out of his or her employment and continue to comply with restrictive covenants relating to non-competition, non-solicitation, confidentiality and non-disparagement through the third anniversary of the grant date of the award. Each of our named executive officers, other than Mr. Bratspies, has attained age 50 or older and has completed at least 10 years of service.

62

Compensation Discussion and Analysis

(3)	For named executive officers with a Severance Agreement (Mr. Bratspies, Mr. Upchurch, Mr. Faircloth and Ms. Johnson), if the employment of the named executive officer is terminated by us for any reason other than for cause (as defined in the Severance Agreements), or if such an officer terminates his or her employment at our request, we will pay that officer benefits for a period of 12 to 24 months depending on his or her position and combined continuous length of service with us and with our former parent company. The monthly severance benefit that we would pay to each such officer is based on the officer’s base salary (and, in limited cases, AIP amounts), divided by 12. To receive these payments, the named executive officer must sign an agreement that prohibits, among other things, the officer from working for our competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The named executive officer also must agree to release any claims against us. Payments terminate if the terminated named executive officer becomes employed by one of our competitors. The terminated named executive officer also would receive a pro-rated payment under any incentive plans applicable to the fiscal year in which the termination occurs based on actual full fiscal year performance. We have not estimated a value for these incentive plan payments because the named executive officer would be entitled to such payments if employed by us on the last day of our fiscal year, regardless of whether termination occurred.
Pursuant to the Hanesbrands Inc. Salaried Employee Severance Pay Plan, if Mr. Lewis is terminated for any reason other than for cause (as defined in the Plan), he is entitled to receive a severance benefits in an amount equal to four weeks of base salary for each year of service, with a minimum severance period of 26 weeks and a maximum severance period of 52 weeks.
(4)	For named executive officers with a Severance Agreement (Mr. Bratspies, Mr. Upchurch, Mr. Faircloth and Ms. Johnson), amounts shown in the “Change in Control” column in the table above include both involuntary Company-initiated terminations of employment and terminations by the named executive officer due to “good reason” as defined in the officer’s Severance Agreement. No severance payments would be made under the Severance Agreement upon a change in control if the named executive officer continues to be employed by us. The named executive officer receives a lump sum payment equal to two times (or three times in the case of Mr. Bratspies) his or her cash compensation, consisting of base salary, the greater of his or her current target or average actual AIP amounts over the prior three years and the matching contribution to the defined contribution plan in which the named executive officer is participating (the amount of the contribution to the defined contribution plan is reflected in “Benefits and perquisites”). To receive these payments, the named executive officer must sign an agreement that prohibits, among other things, the officer from working for our competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The named executive officer also must agree to release any claims against us. Payments terminate if the terminated named executive officer becomes employed by one of our competitors. Because we have not entered in to a Severance Agreement with Mr. Lewis, he receives no incremental benefits beyond those described in footnote 3 in the event of a change in control.
(5)	All outstanding stock awards granted to employees prior to January 1, 2019, including those granted to our named executive officers, fully vest upon a change in control regardless of whether a termination of employment occurs. For stock awards granted after January 1, 2019, vesting of awards will accelerate only if there is a qualifying termination within two years after the change in control or if the surviving entity does not provide qualifying replacement awards. RSUs and PSAs are valued based upon the number of unvested units multiplied by the closing price of our common stock on December 31, 2020.
(6)	Reflects health and welfare benefits continuation ($6,295 for Mr. Lewis, $16,430 for Mr. Upchurch, $21,364 for Mr. Faircloth and $24,229 for Ms. Johnson) and outplacement services ($6,500 for each of our named executive officers).
(7)	Reflects health and welfare benefits continuation ($89,264 for Mr. Bratspies, $6,295 for Mr. Lewis, $39,861 for Mr. Upchurch, $61,209 for Mr. Faircloth and $50,798 for Ms. Johnson) for three years, with respect to Mr. Bratspies, and two years, with respect to Mr. Upchurch, Mr. Faircloth and Ms. Johnson, and one year, with respect to Mr. Lewis, scheduled company matching contributions to our defined contribution plans calculated based on current base salary and target AIP amounts ($132,000 for Mr. Bratspies, $97,453 for Mr. Upchurch, $95,813 for Mr. Faircloth and $100,330 for Ms. Johnson), outplacement services ($6,500 for each of our named executive officers) and accelerated vesting of SERP benefits ($6,933 for Mr. Bratspies). In computing the value of continued participation in our medical, dental and executive insurance plans, we have assumed that the current cost to us of providing these plans will increase annually at a rate of 7%.
(8)

In the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make tax equalization payments for Mr. Upchurch and Ms. Johnson with respect to the officer’s compensation for all federal, state and local income and excise taxes, and any penalties and interest, but only if the total payments made in connection with a change in control exceed 330% of such officer’s “base amount” (as determined under Section 280G(b) of the Internal Revenue Code and which consists of the average total taxable compensation we paid to the named executive officer for the five calendar years ending prior to the change in control). Otherwise, the payments made to such officer in connection with a change in control that are classified as parachute payments will be reduced so that the value of the total payments to such officer is one dollar ($1) less than the maximum amount such officer may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code. Beginning in 2011, we eliminated excise tax gross-ups with respect to new or amended severance or change in control agreements, and as a result no such provision is contained in the Severance Agreements for Mr. Bratspies or Mr. Faircloth.

(9)	Mr. Evans retried as Chief Executive Officer effective August 3, 2020 (the “Retirement Date”). Prior to his retirement, we entered into a Transition and Retirement Agreement with Mr. Evans (the “Transition Agreement”) to provide for the smooth transition to the Company’s next Chief Executive Officer. Pursuant to the Transition Agreement, Mr. Evans continued to receive an annual salary at his then-current rate and was be eligible to continue participation in the Company’s standard benefit plans through the Retirement Date. In addition, Mr. Evans’ outstanding RSUs and PSAs continued their standard vesting up to and after the Retirement Date, in accordance with their terms. The Transition Agreement also provided that Mr. Evans would continue to be eligible for a 2020 AIP award, notwithstanding the fact that the Retirement Date occurred before the end of our 2020 fiscal year. The Transition Agreement also provided that, except for in the event of an unapproved resignation prior to January 2, 2021 or a termination of Mr. Evans’ employment for Cause or a qualifying termination under his Severance Agreement, the Company will retain Mr. Evans as a consultant from the Retirement Date until the end of the Company’s 2021 fiscal year under a consulting agreement (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Evans will provide transition and integration services and will consult with Mr. Bratspies on matters that arose while Mr. Evans was Chief Executive Officer for no more than 20% of normal business hours. Mr. Evans is entitled to a monthly consulting fee of $91,666.67 during the term of the Consulting Agreement. In order to receive payment under the Transition Agreement and the Consulting Agreement, Mr. Evans was required to execute a customary release in favor of the Company and will also be required comply with certain customary non-competition and non-solicitation covenants.

HANESBRANDS INC.	63

CEO Pay Ratio

Overview

Hanesbrands is a large multinational apparel company, manufacturing and marketing innerwear and activewear primarily in the Americas, Europe, Australia and Asia/Pacific. We conduct our business globally and have nearly 61,000 employees, over 88% of whom (approximately 54,000) are located outside the United States. Over 90% of our workforce (approximately 56,000 employees) is employed in our large-scale supply chain facilities located primarily in Central America, the Caribbean Basin and Asia.

Our various compensation programs include the payment of market-based wages and the provision of competitive employee benefits. The programs vary from region to region and among our various consolidated subsidiaries in each region, from country to country. The vast majority of our employees (approximately 80%) are compensated on an hourly basis.

Methodology

To identify our global median employee, we utilized the following methodology:

•	We determined that, as of October 31, 2020 (the “Determination Date”), our employee population consisted of approximately 61,000 individuals (excluding Stephen B. Bratspies, our CEO, but including full-time, part-time, seasonal and temporary employees) working at Hanesbrands and its consolidated subsidiaries. Given the variety of actions taken around the world in response to the COVID-19 global pandemic, including temporary retail store, office and facility closures, furloughs and reduced hours, we collected and analyzed payroll data for our entire employee population as of the Determination Date in order to identify the global median employee.
•	In order to consistently measure the compensation of the employees in our sample, we utilized total cash compensation (including regular pay, overtime, bonuses, incentives, allowances and paid time off, but excluding amounts set aside on behalf of the employee, such as retirement contributions, pension, provident fund or superannuation) for the 10-month period ending October 31, 2020. Pay was annualized on a 10-month basis for permanent employees included in the sample who were hired in 2020 but did not work for us or our consolidated subsidiaries for the entire 10-month period.
•	For purposes of this analysis, we converted all cash compensation paid in foreign currency to U.S. dollars using the applicable exchange rate on December 31, 2020. We did not make any cost-of-living adjustments in identifying the global median employee.

Calculation

Our global median employee identified on the Determination Date is a production operator located in one of our supply chain facilities in Honduras, whose 2020 total cash compensation was $5,671. We identified and calculated the elements of that employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $6,900. The difference between the median employee’s cash compensation and the median employee’s annual total compensation represents the estimated value of the employee’s life insurance benefits, transportation benefits, advance payment of severance benefits and meal subsidies.

Mr. Bratspies was appointed as CEO effective August 3, 2020 and was not a Hanesbrands employee prior to that time. Therefore, we annualized Mr. Bratspies’ 2020 compensation on a 12-month basis. The annualized total compensation of Mr. Bratspies, our CEO, for the 2020 fiscal year was $7,287,515, which is the amount reported for 2020 in the “Total Compensation” column of our Summary Compensation Table provided on page 55, with base salary, AIP and LTIP awards, as well as any other regularly recurring compensation, annualized on a 12-month basis. Based on this information, for the 2020 fiscal year, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees other than the CEO was 1,056 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized above.

64

Ownership of our Stock

Share Ownership of Major Stockholders, Management and Directors

The following table sets forth information, as of February 16, 2021, regarding beneficial ownership by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each director, director nominee and named executive officer and (iii) all of our directors, director nominees and executive officers as a group. The address of each director and executive officer shown in the table below is c/o Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105.

On February 16, 2021 there were 349,009,107 shares of our common stock outstanding.

	Amount and Nature of Beneficial Ownership		Other (1)
Name and Address of Beneficial Owner	Beneficial Ownership of Our Common Stock	Percentage of Class	Restricted Stock Units	Stock Equivalent Units in SERP and Deferred Compensation Plans	Total
Vanguard Group, Inc. (2)	37,095,818	10.63%	—	—	37,095,818
BlackRock, Inc. (3)	24,589,608	7.05	—	—	24,589,608
Gerald W. Evans, Jr. (4)	1,462,446	*	512,392	—	1,974,838
Joia M. Johnson (5)	350,772	*	111,658	—	462,430
W. Howard Upchurch	335,179	*	133,911	—	469,090
Ronald L. Nelson (6)	235,012	*	9,603	178,621	423,236
Michael E. Faircloth	226,552	*	141,958	—	368,510
James C. Johnson (7)	40,714	*	9,603	134,495	184,812
M. Scott Lewis (4)	30,575	*	20,144	—	50,719
Robert F. Moran	29,010	*	9,603	27,137	65,750
Franck J. Moison	27,326	*	9,603	—	36,929
Ann E. Ziegler (8)	24,212	*	9,603	114,831	148,646
Bobby J. Griffin	—	*	9,603	316,159	325,762
Stephen B. Bratspies	—	*	325,621	—	325,621
Geralyn R. Breig	—	*	9,603	23,826	33,429
Cheryl K. Beebe	—	*	9,603	—	9,603
All directors, director nominees and executive officers as a group (17 persons) (4) (9)	2,876,262	*

*	Less than 1%.
(1)	While the amounts in the “Other” column for restricted stock units and stock equivalent units in our SERP and deferred compensation plans do not represent a right of the holder to receive our common stock within 60 days, these amounts are being disclosed because we believe they further our goal of aligning senior management and stockholder interests. The value of the restricted stock units fluctuates based on changes in Hanesbrands’ stock price. Similarly, the value of stock equivalent units held in the SERP, the Executive Deferred Compensation Plan and the Director Deferred Compensation Plan fluctuates based on changes in Hanesbrands’ stock price.
(2)	Information in this table and footnote regarding this beneficial owner is based on Amendment No. 9 to Schedule 13G filed February 10, 2021 by The Vanguard Group, Inc. (“Vanguard”) with the SEC. Vanguard may be deemed to beneficially own 37,095,818 shares of our common stock. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	Information in this table and footnote regarding this beneficial owner is based on Amendment No. 9 to Schedule 13G filed January 29, 2021 by BlackRock, Inc. (“BlackRock”) with the SEC. BlackRock, in its capacity as a parent holding company, may be deemed to beneficially own 24,589,608 shares of our common stock which are held of record by certain of its subsidiaries. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.
(4)	Includes ownership through interests in the 401(k) Plan.
(5)	Includes 312,776 shares of common stock held by a trust.
(6)	Includes 5,000 shares of common stock held by a trust of which Mr. Nelson’s wife is the trustee. Mr. Nelson disclaims beneficial ownership of the trust.
(7)	Includes 24,913 shares of common stock held by a trust.
(8)	Includes 7,600 shares of common stock held by a trust.
(9)	Includes: Joseph W. Cavaliere, our Group President, Global Innerwear; Greg L. Hall, our Chief Consumer Officer; Kristin L. Oliver, our Chief Human Resources Officer; and Jonathan Ram, our Group President, Global Activewear.

HANESBRANDS INC.	65

Ownership of our Stock

Delinquent Section 16(a) Reports

The Company is required to identify any director, officer or greater than 10% beneficial owner who failed to timely file with the SEC a report required under Section 16(a) of the Exchange Act relating to ownership and changes in ownership of the Company’s Common Stock. To the Company’s knowledge, based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended January 2, 2021 all required Section 16(a) filings were filed timely, except that, due to a technical issue involving the software utilized by the Company to make Section 16(a) filings, one Form 4 was not timely filed by each of Mr. Faircloth, Mr. Griffin, Mr. Johnson, Ms. Johnson, Mr. Lewis, Mr. Moison, Mr. Moran, Mr. Nelson, Mr. Ram, Mr. Singer, Mr. Upchurch and Ms. Ziegler, but each of these reports was immediately filed once the error was discovered.

66

Questions and Answers About the Annual Meeting and Voting

Will I receive a printed copy of this Proxy Statement?

You will not receive a printed copy of this Proxy Statement or our Annual Report on Form 10-K in the mail unless you request a printed copy. As permitted by the SEC, we are delivering our Proxy Statement and Annual Report via the Internet. On March 15, 2021, we mailed to our stockholders a notice of annual meeting and Internet availability of proxy materials containing instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote their shares. If you wish to request a printed copy of this Proxy Statement and our Annual Report, you should follow the instructions included in the notice of annual meeting and Internet availability of proxy materials. The notice of annual meeting and Internet availability of proxy materials is not a proxy card or ballot.

Who is entitled to vote at the Annual Meeting?

If you were a stockholder of Hanesbrands at the close of business on February 16, 2021 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting. Each share of Hanesbrands common stock outstanding at the close of business on the Record Date has one vote on each matter that is properly submitted to a vote at the Annual Meeting, including shares:

•	held directly in your name as the stockholder of record; or
•	held for you in an account with a broker, bank or other nominee.

Shares held in an account with a broker, bank or other nominee may include shares:

•	represented by your interest in the HBI Stock Fund in the 401(k) Plan; or
•	credited to your account in the Hanesbrands Inc. Employee Stock Purchase Plan of 2006.

On the Record Date, there were 349,009,107 shares of Hanesbrands common stock outstanding and entitled to vote at the Annual Meeting. Common stock is the only outstanding class of voting securities of Hanesbrands.

Who may attend the Annual Meeting?

Due to health and safety concerns relating to the COVID-19 pandemic, the Annual Meeting will be held in a virtual only meeting format. Stockholders will not be able to physically attend the Annual Meeting.

If you are a registered stockholder or beneficial owner of our common stock at the close of business on February 16, 2021, you may attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/HBI2021. You will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or on the instructions that accompany your proxy materials to participate in the Annual Meeting and vote your shares electronically. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.

You may log into www.virtualshareholdermeeting.com/HBI2021 beginning at 8:45 a.m. Eastern time on April 27, 2021. The Annual Meeting will begin promptly at 9:00 a.m. Eastern time on April 27, 2021. If you experience any technical difficulties during the meeting, a toll free number will be available on our virtual shareholder meeting site for assistance.

This year’s stockholders question and answer session will include questions submitted in advance of the Annual Meeting and questions submitted live during the virtual meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/HBI2021.

HANESBRANDS INC.	67

Questions and Answers About the Annual Meeting and Voting

How many shares of Hanesbrands common stock must be present to hold the Annual Meeting?

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Your shares of Hanesbrands common stock are counted as present at the Annual Meeting if:

•	you are present in person at the Annual Meeting and your shares are registered in your name or you have a proxy from your bank, broker or other nominee to vote your shares; or
•	you have properly executed and submitted a proxy card, or authorized a proxy over the telephone or the Internet, prior to the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

If a quorum is not present when the Annual Meeting is convened, the Annual Meeting may be adjourned by the chairman of the meeting.

What are broker non-votes?

If you have shares of Hanesbrands common stock that are held by a broker, you may give the broker voting instructions, and the broker must vote as you direct. If you do not give the broker any instructions, the broker may vote at its discretion on all routine matters (such as the ratification of our independent registered public accounting firm). For non-routine matters (such as the election of directors and the advisory vote regarding executive compensation) however, the broker may not vote using its discretion. A broker’s failure to vote on a matter under these circumstances is referred to as a broker non-vote.

How many votes are required to approve each proposal?

•	The election of directors will be determined by a majority of the votes cast at the Annual Meeting. Accordingly, each of the nine nominees for director will be elected if he or she receives a majority of the votes cast in person or represented by proxy, with respect to that director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors. Additionally, pursuant to our Corporate Governance Guidelines, if in an uncontested election for director a nominee for director does not receive the affirmative vote of a majority of the total votes cast for and against such nominee, the nominee will offer, following certification of the election results, to submit his or her resignation to the Board for consideration. Stockholders cannot cumulate votes in the election of directors.
•	The ratification of the appointment of PricewaterhouseCoopers as Hanesbrands’ independent registered public accounting firm for our 2021 fiscal year requires approval by a majority of the votes cast at the Annual Meeting. Accordingly, the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal. Abstentions are not treated as votes cast, and therefore will have no effect on the proposal.
•	The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires approval by a majority of the votes cast at the Annual Meeting. Accordingly, the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal.

How do I vote?

You may vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/HBI2021 or you may authorize a proxy to vote on your behalf. There are three ways to authorize a proxy:

Internet: By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card or in the notice of annual meeting and Internet availability of proxy materials.

Telephone: By calling toll-free 1-800-690-6903 and following the instructions on the proxy card or in the notice of annual meeting and Internet availability of proxy materials.

Mail: If you requested and received your proxy materials by mail, by signing, dating and mailing the enclosed proxy card.

68

Questions and Answers About the Annual Meeting and Voting

If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return your proxy card. The notice of annual meeting and Internet availability of proxy materials is not a proxy card or ballot.

Each share of Hanesbrands common stock represented by a proxy properly authorized over the Internet or by telephone or by a properly completed written proxy will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy has been revoked. If no instructions are specified, such shares will be voted FOR the election of each of the nominees for director, FOR ratification of the appointment of PricewaterhouseCoopers as Hanesbrands’ independent registered public accounting firm for our 2021 fiscal year, FOR approval of named executive officer compensation and in the discretion of the proxy holder on any other business that may properly come before the Annual Meeting.

If you participate in the 401(k) Plan and have contributions invested in the HBI Stock Fund in the 401(k) Plan as of the close of business on the Record Date, you will receive a proxy card (or a notice of annual meeting and Internet availability of proxy materials containing instructions on how to authorize a proxy to vote your shares), which will serve as voting instructions for the trustee of the 401(k) Plan. You must return your proxy card to Broadridge Financial Solutions, Inc. (“Broadridge”) or authorize a proxy to vote your shares over the Internet or by telephone on or prior to April 22, 2021. If you have not authorized a proxy to vote your shares over the Internet or by telephone or if your proxy card is not received by Broadridge by that date, or if you sign and return your proxy card without instructions marked in the boxes, the trustee of the 401(k) Plan will vote shares attributable to your investment in the HBI Stock Fund in the 401(k) Plan in the same proportion as other shares held in the HBI Stock Fund for which the trustee received timely instructions. If no participants vote their shares, then the trustee will not vote any of the shares in the 401(k) Plan.

How can I revoke a previously submitted proxy?

You may revoke (cancel) a proxy at any time before the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of Hanesbrands with a date later than the date of the previously submitted proxy, (ii) properly authorizing a new proxy with a later date by mail, Internet or telephone or (iii) attending the Annual Meeting and voting at www.virtualshareholdermeeting.com/HBI2021. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Any notice of revocation should be sent to: Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary.

What does it mean if I receive more than one notice of annual meeting and Internet availability of proxy materials?

If you receive more than one notice of annual meeting and Internet availability of proxy materials, it means your shares of Hanesbrands common stock are not all registered in the same way (for example, some are registered in your name and others are registered jointly with your spouse) or are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote utilizing all proxy cards or Internet or telephone proxy authorizations to which you are provided access.

How is the vote tabulated?

Hanesbrands has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Hanesbrands employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal requirements or (ii) in the event a proxy solicitation in opposition to the election of the Board or in opposition to any other proposal to be voted on is filed with the SEC. Broadridge will tabulate votes for the Annual Meeting and will provide an independent election inspector for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2021

The notice of annual meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 2, 2021 are available at: www.proxyvote.com.

HANESBRANDS INC.	69

Other Information

Other Information About Hanesbrands

We will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, including the financial statements and the financial statement schedules required to be filed with the SEC, or any exhibit to that Annual Report on Form 10-K. Requests should be in writing and directed to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary. By referring to our website, www.Hanes.com/investors, we do not incorporate our website or its contents into this Proxy Statement.

Matters Raised at the Annual Meeting not Included in this Proxy Statement

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, proxy holders will vote on the matter in their discretion.

Solicitation Costs

We will pay the cost of soliciting proxies by use of this Proxy Statement for the Annual Meeting, including the cost of mailing. The Company is making this solicitation by mail and may also use telephone or in person contacts, using the services of a number of regular employees of Hanesbrands at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of shares of Hanesbrands common stock. We have engaged D.F. King & Co., Inc. to solicit proxies and to assist with the distribution of proxy materials for a fee of $8,000 plus reasonable out-of-pocket expenses.

Householding

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one notice of annual meeting and Internet availability of proxy materials (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker or by contacting us in writing at Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary, or by telephone at 336-519-8080. We will also promptly deliver a separate copy of one notice of annual meeting and Internet availability of proxy materials (or Proxy Statement, as applicable) to any stockholder residing at an address to which only one copy was delivered. Requests for additional copies should be directed to us in writing or by telephone using the contact information listed above.

70

Other Information

Stockholder Proposals and Director Nominations for Next Annual Meeting

If you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials, Hanesbrands must receive your proposal no later November 15, 2021, which is the 120th day prior to the anniversary of the date of this Proxy Statement, and the proposal must comply with the rules of the SEC.

If you want to make a proposal or nominate a director for consideration at next year’s Annual Meeting without having the proposal included in our proxy materials, you must comply with the then current advance notice provisions and other requirements set forth in our bylaws, which are filed with the SEC. Under our current bylaws, a stockholder may nominate a director or submit a proposal for consideration at an Annual Meeting by giving adequate notice to our Corporate Secretary. To be adequate, that notice must contain information specified in our bylaws and be received by us not earlier than the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the Proxy Statement for the preceding year’s Annual Meeting. If, however, the date of the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such Annual Meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, Hanesbrands must receive your nomination or proposal on or after October 16, 2021 and prior to 5:00 p.m., Eastern time, on November 15, 2021 unless the date of the Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2021 Annual Meeting.

If Hanesbrands does not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2022 Annual Meeting of Stockholders even if it meets the other proposal or nomination requirements. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

You should address your proposals or nominations to Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, Attention: Corporate Secretary.

By Order of the Board of Directors
HANESBRANDS INC.

Joia M. Johnson
Chief Administrative Officer, General Counsel and Corporate Secretary

March 15, 2021

HANESBRANDS INC.	71

Appendix A

Hanesbrands Inc.
GAAP Reconciliation (1)
	First Half	Second Half	Total FY2020
(in thousands, except per share data)	FY2020 Results	FY2020 Results	Results
Net income (loss), as reported under GAAP	$153,307	$(228,886)	$(75,579)
Restructuring and other action-related charges	75,846	510,929	586,775
Adjusted net income	$229,153	$282,043	$511,196

	First Half	Second Half	Total FY2020
	FY2020 Results	FY2020 Results	Results
Diluted earnings (loss) per share, as reported under GAAP	$0.43	$(0.65)	$(0.21)
Restructuring and other action-related charges	0.21	1.45	1.66
Adjusted diluted earnings per share	$0.65	$0.80	$1.45

(1)	Amounts may not be additive due to rounding.

72

1000 EAST HANES MILL ROAD
WINSTON-SALEM, NC 27105

AUTHORIZE YOUR PROXY BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 22, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HBI2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 22, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hanesbrands Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D34336-P49615	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HANESBRANDS INC.

Vote on Directors

The Board of Directors recommends that you vote FOR each of the following nominees:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Cheryl K. Beebe	☐	☐	☐

	1b.	Stephen B. Bratspies	☐	☐	☐

	1c.	Geralyn R. Breig	☐	☐	☐

	1d.	Bobby J. Griffin	☐	☐	☐

	1e.	James C. Johnson	☐	☐	☐

	1f.	Franck J. Moison	☐	☐	☐

	1g.	Robert F. Moran	☐	☐	☐

	1h.	Ronald L. Nelson	☐	☐	☐

	1i.	Ann E. Ziegler	☐	☐	☐

Vote on Proposals

The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Hanesbrands’ independent registered public accounting firm for Hanesbrands’ 2021 fiscal year	☐	☐	☐

3.	To approve, on an advisory basis, named executive officer compensation as described in the proxy statement for the Annual Meeting	☐	☐	☐

Please sign exactly as name appears on the records of Hanesbrands Inc. and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2021 Annual Meeting of Stockholders
9:00 a.m., Eastern time, April 27, 2021

Hanesbrands Inc.
1000 E. Hanes Mill Rd.
Winston-Salem, NC 27105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Hanesbrands Inc. (“Hanesbrands”) will be held on Tuesday, April 27, 2021 at 9:00 a.m., Eastern time, virtually at www.virtualshareholdermeeting.com/HBI2021. Stockholders of record at the close of business on February 16, 2021 are entitled to notice of and to vote at the meeting. Stockholders will (1) elect nine directors, (2) vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as Hanesbrands’ independent registered public accounting firm for its 2021 fiscal year, (3) vote on a proposal to approve, on an advisory basis, named executive officer compensation as described in the proxy statement for the Annual Meeting and (4) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The notice and proxy statement and annual report are available at www.proxyvote.com.

∆ DETACH PROXY CARD HERE ∆	D34337-P49615

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 27, 2021

The undersigned holder of common stock of Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), hereby appoints Stephen B. Bratspies and Joia M. Johnson, or either of them, as proxies for the undersigned, with full power of substitution in either of them, to attend the Annual Meeting of Stockholders of Hanesbrands Inc. virtually at www.virtualshareholdermeeting.com/HBI2021, on April 27, 2021, at 9:00 a.m., Eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the nominees for director, FOR proposal 2 and FOR proposal 3, all of which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors recommends a vote FOR each nominee for director, FOR proposal 2 and FOR proposal 3.